UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE AGE OF 1934

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General Dynamics Corporation

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March 22, 2004

Dear Shareholder:

You are cordially invited to our 2004 Annual Meeting of Shareholders to be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia, on Wednesday, May 5, 2004, beginning at 9:00 a.m. local time. The principal items of business at the meeting will be the election of directors and the approval of the General Dynamics Corporation Equity Compensation Plan. In addition, shareholders may bring matters before the meeting, as described in the accompanying Proxy Statement. Enclosed with the Proxy Statement are your proxy card and our 2003 Annual Report.

Your vote is important. Please carefully consider the matters to be presented. We encourage you to complete and sign the accompanying proxy card and return it to us promptly in the envelope provided or to use the telephone or Internet voting systems to ensure that your shares are represented at the meeting. Kindly indicate if you plan to attend the meeting so that we can send you an admission card.

Sincerely yours,

Nicholas D. Chabraja

Chairman of the Board of Directors and

Chief Executive Officer

3190 Fairview Park Drive

Falls Church, VA 22042

Tel 703 876 3000

Fax 703 876 3125

Notice of Annual Meeting of Shareholders to be held May 5, 2004

The Annual Meeting of Shareholders of General Dynamics Corporation, a Delaware corporation, will be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia, on May 5, 2004, beginning at 9:00 a.m. local time, for the following purposes:

1.	To elect 12 directors to hold office for one year;

2.	To consider and vote on a proposal to approve the General Dynamics Corporation Equity Compensation Plan;

3.	To consider and act upon the two shareholder proposals discussed in the accompanying Proxy Statement, if they are properly presented at the meeting; and

4.	To transact all other business that may properly come before the meeting or any adjournment thereof.

We are enclosing a copy of our 2003 Annual Report with this Notice and Proxy Statement.

The Board of Directors has fixed the close of business on March 12, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. It is important that your shares be represented and voted at the meeting. Please complete, sign and return your proxy card at your earliest convenience or use our telephone or Internet voting systems.

By Order of the Board of Directors,

David A. Savner

Secretary

Falls Church, Virginia

March 22, 2004

Proxy Statement

March 22, 2004

The Board of Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation (the “Company”), is soliciting your proxy for use at the 2004 Annual Meeting of Shareholders to begin at 9:00 a.m. local time on May 5, 2004, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, and the accompanying Notice of Annual Meeting of Shareholders and proxy card, are being forwarded to holders of our common stock, par value $1.00 per share (the “Common Stock”), on or about March 22, 2004.

Proposals Submitted for Vote

Proposal 1:  Election of Directors

Nominees.    At the Annual Meeting, you will elect 12 individuals to the Board of Directors. Each director will hold office until the next annual meeting and until his respective successor is elected and qualified or until his earlier resignation or removal. Nominees for re-election this year are Nicholas D. Chabraja, James S. Crown, Lester Crown, William P. Fricks, Charles H. Goodman, Jay L. Johnson, George A. Joulwan, Paul G. Kaminski, John M. Keane, Lester L. Lyles and Carl E. Mundy, Jr. The new nominee for election to the Board of Directors is Robert Walmsley. For biographical information about the individuals standing for election, see “Election of the Board of Directors of the Company — Biographical Information.”

Failure to Stand for Election.     In the event that any nominee for director withdraws or for any reason is not able to serve as a director, the Company will vote your proxy for the remainder of those individuals nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by the Nominating and Corporate Governance Committee of the Board of Directors.

Vote Required.    You may vote for or withhold your vote from any or all director nominees. Assuming a quorum is present, the director nominees will be elected by a plurality of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote.

Your Board of Directors unanimously recommends that you vote FOR all of the nominees listed above.

Proposal 2:  Approval of the Equity Compensation Plan

Approval of the Equity Compensation Plan.    The Board of Directors has recommended the approval of the General Dynamics Corporation Equity Compensation Plan (the “Equity Compensation Plan”), and the Company is asking the shareholders to approve the plan. The Equity Compensation Plan is intended to simplify and replace, on a prospective basis, the General Dynamics Corporation 1997 Incentive Compensation Plan, as amended (the “Incentive Compensation Plan”), and the General Dynamics Corporation Non-Employee Directors’ 1999 Stock Plan (the “Directors’ Stock Plan”). If the shareholders approve the Equity Compensation Plan, no new grant of awards will be made under the Incentive Compensation Plan or the Directors’ Stock Plan.

The Equity Compensation Plan allows the Company to grant Common Stock, stock options, restricted stock and participation units. It is designed to provide the Company with an effective means of attracting, retaining and motivating officers, key employees and non-employee directors and to provide them with incentives to enhance the growth and profitability of the Company. See “Approval of the Equity Compensation Plan” for a summary of the Plan.

Vote Required.    You may vote for, vote against or abstain from voting on this matter. Assuming a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the Equity Compensation Plan. In addition, the total vote cast (which includes for and against votes and abstentions, but excludes broker non-votes) on this proposal must represent over 50 percent of the issued and outstanding shares of Common Stock.

Your Board of Directors unanimously recommends that you vote FOR the approval of the Equity Compensation Plan.

Proposal 3:  Shareholder Proposal on Poison Pills

Proposal and Proponent.    The Company has been advised by John Chevedden, owner of 100 shares of Common Stock, that he intends to present at the Annual Meeting a proposal requesting that the Board of Directors adopt a policy requiring a shareholder vote regarding the adoption or extension of any “poison pill” (a type of security designed to provide shareholders with special rights in the case of a triggering event such as a hostile takeover bid) and, if such a policy is adopted, requiring a shareholder vote regarding the alteration or removal of such policy. The proposal contemplates that such shareholder vote would not be binding on the Board. See “Shareholder Proposal — Poison Pills” for the full text of the proposal and the Company’s response.

Vote Required.    You may vote for, vote against or abstain from voting on this matter. Assuming a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the shareholder proposal.

Your Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal.

Proposal 4:  Shareholder Proposal on Foreign Military Sales

Proposal and Proponents.    The Company has been advised by representatives of the Loretto Literary & Benevolent Institution, owner of 200 shares of Common Stock, and the other co-signors identified in the section below entitled “Shareholder Proposal — Foreign Military Sales,” that they intend to present at the Annual Meeting a proposal requesting that the Company provide a comprehensive report of its foreign sales of weapons-related products and services. See “Shareholder Proposal — Foreign Military Sales” for the full text of the proposal and the Company’s response.

Vote Required.    You may vote for, vote against or abstain from voting on this matter. Assuming a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the shareholder proposal.

Your Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal.

Questions and Answers Regarding Voting

Who may attend and vote at the Annual Meeting?     All shareholders of record at the close of business on March 12, 2004 (the “Record Date”), may attend and are entitled to vote their shares of Common Stock at the Annual Meeting. On the Record Date, the Company had issued and outstanding 198,792,733 shares of Common Stock. If you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card (if you use the telephone or Internet voting system indicate your plans when prompted) to request an admission card.

How many votes do I have?    If you are a shareholder on the Record Date, you will have one vote for each share of Common Stock that you hold on each matter that is presented for action at the Annual Meeting. If you have Common Stock that is registered in the name of a broker, bank or other nominee, your nominee will forward your proxy materials and will vote your shares as you indicate. You may receive more than one proxy card if your shares are registered in different names or are held in more than one account.

What constitutes a quorum?    The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of Common Stock as of the Record Date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of Common Stock will be considered present. Directions to withhold authority to vote for any director, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum exists. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned.

On what will I be voting?    You will be asked to vote on the four matters identified under the heading “Proposals Submitted for Vote.”

How do I vote?    If you are a shareholder of record, meaning that your Common Stock is registered directly in your name with the Company’s transfer agent, sign and date each proxy card you receive and return it in the prepaid envelope or follow the instructions on the proxy card for telephonic or Internet voting. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures allow shareholders to submit their proxies to vote their shares and to confirm that their instructions have been properly recorded. If your Common Stock is held through a nominee such as a broker or a bank, in street name, you should follow the directions provided by your broker regarding how to instruct your nominee to vote your shares.

Can I revoke my proxy?    You may revoke your proxy at any time before it is voted at the Annual Meeting. You may revoke your proxy by sending a written notice of revocation or a new proxy card to the Secretary of the Company, by re-voting by telephone or the Internet or by voting in person at the Annual Meeting. Notice of revocation or a subsequent proxy card must be received by the Secretary of the Company before the vote at the Annual Meeting. If your shares are held by a nominee in street name, you must change your vote in accordance with instructions from your nominee.

How will my shares be voted?    All properly executed, completed and unrevoked proxies that are timely received will be voted by the proxy holders in accordance with the specifications made. If a properly executed, unrevoked proxy card does not specifically direct the voting of shares covered by such proxy, the proxy will be voted by the proxy holders:

(i)	FOR the election of all nominees for election as directors described in this Proxy Statement;
(ii)	FOR the approval of the Equity Compensation Plan;
(iii)	AGAINST the two shareholder proposals described in this Proxy Statement; and
(iv)	in accordance with the judgment of the proxy holders as to such other matters as may properly come before the Annual Meeting.

If you hold shares through a nominee and do not give specific voting instructions to the nominee on how you wish to vote, then the nominee will have discretionary authority to vote on proposal 1 described in this Proxy Statement, but will not have authority to vote on proposals 2, 3 or 4 described in this Proxy Statement, resulting in a “broker non-vote” for each of proposals 2, 3 and 4.

What is a broker non-vote?    Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders with respect to a proposal and the nominees do not have discretionary voting power with respect to such proposal. Nominees have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the election of directors addressed by proposal 1 described in this Proxy Statement. On non-routine matters, such as the approval of the Equity Compensation Plan addressed by proposal 2 and the shareholder proposals described in proposals 3 and 4 in this Proxy Statement, nominees do not have discretion to vote shares without instructions from beneficial owners, and thus are considered shares not “entitled to vote” on such proposal.

How will withholding authority, abstentions and “broker non-votes” affect voting results?

Proposal 1.    Directors are elected by a plurality of the votes cast and entitled to vote, and therefore the 12 nominees who receive the most votes that are properly cast at the Annual Meeting (in person or represented by proxy) will be elected. Consequently, if you withhold your authority to vote for any director nominee, your vote will not be taken into account in determining the outcome of the election.

Proposal 2.    The approval of proposal 2 requires an affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will be considered shares not “entitled to vote” and will count neither for nor against this proposal. The approval of proposal 2 also requires that the total vote cast (which includes for and against votes and abstentions, but excludes broker non-votes) on this proposal represent over 50 percent of the issued and outstanding shares of Common Stock.

Proposals 3 and 4.    The approval of each of proposals 3 and 4 requires an affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each such proposal. Abstentions will have the effect of a vote against the respective proposal. Broker non-votes will be considered shares not “entitled to vote” and will count neither for nor against the respective proposal.

How will the votes be counted?    The votes are counted as indicated in the proxies, or ballots in the case of shareholders who vote at the Annual Meeting. Representatives of IVS Associates Inc. will tabulate the vote at the Annual Meeting.

Who is soliciting my proxy?    The Board of Directors of the Company is soliciting your proxy. Directors, officers and other employees of the Company may participate in soliciting proxies from all of the shareholders of the Company by mail, telephone, facsimile or in person. In addition, Innisfree M&A Incorporated (“Innisfree”), 501 Madison Avenue, New York, New York, is soliciting brokerage firms, dealers, banks, voting trustees and their nominees.

Does the Company pay anyone to solicit proxies?    The Company will pay Innisfree approximately $15,000 for soliciting proxies for the Annual Meeting and will reimburse brokerage firms, dealers, banks, voting trustees, their nominees and other record holders for their out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the Common Stock. Directors, officers and other employees who participate in soliciting proxies will not receive any compensation from the Company for doing so, other than their usual compensation.

Election of the Board of Directors of the Company

(Proposal 1)

Biographical Information

Below are the members of the Board of Directors of the Company standing for re-election at the Annual Meeting.

Nicholas D. Chabraja, 61, Director since 1994.

Chairman and Chief Executive Officer since June 1, 1997. Vice Chairman of the Company from December 1996 to May 1997. Executive Vice President from 1994 to December 1996. Senior Vice President and General Counsel from 1993 to 1994. Director of Ceridian Corporation.

James S. Crown, 50, Director since 1987.

President of Henry Crown and Company (diversified investments) since 2002. Vice President of Henry Crown and Company from 1985 to 2002. Director of Bank One Corporation and Sara Lee Corporation.

Lester Crown, 78, Director since 1974. Chairman of Henry Crown and Company (diversified investments) since 2002. President of Henry Crown and Company from 1973 to 2002. Director of Maytag Corporation.

William P. Fricks, 59, Director since 2003.

Chairman and Chief Executive Officer of Newport News Shipbuilding Inc. (shipbuilding) from 1997 to 2001. Chief Executive Officer and President of Newport News Shipbuilding Inc. from 1995 to 1996.

Charles H. Goodman, 70, Director since 1991. Vice Chairman of Henry Crown and Company (diversified investments) since 2002. Vice President of Henry Crown and Company from 1973 to 2002.

Jay L. Johnson, 57, Director since 2003.

Retired Admiral, U.S. Navy. Chief of Naval Operations of the U.S. Navy from 1996 to 2000. President and Chief Executive Officer of Dominion Delivery (electric and gas distribution) since December 2002. Senior Vice President of Dominion Energy Inc. from 2000 to 2002.

George A. Joulwan, 64, Director since 1998.

Retired General, U.S. Army. Supreme Allied Commander, Europe, from 1993 to 1997. Commander-in-Chief, Southern Command, from 1992 to 1993. President, One Team, Inc. (consulting) since 1999. Adjunct Professor, National Defense University, since 2000. Olin Professor, National Security, U.S. Military Academy at West Point, from 1998 to 2000.

Paul G. Kaminski, 61, Director since 1997.

Under Secretary of U.S. Department of Defense for Acquisition and Technology from 1994 to 1997. Chairman and Chief Executive Officer of Technovation, Inc. (consulting) since 1997. Senior Partner, Global Technology Partners, LLC (investment banking) since 1998. Director of Anteon International Corporation.

John M. Keane, 60, Director since 2004.

Retired General, U.S. Army. Vice Chief of Staff of the U.S. Army from 1999 to 2003. President, GSI, LLC (consulting) since January 2004. Member, Department of Defense Policy Board. Director of MetLife, Inc. John M. Keane, appointed to the Board in February 2004, was recommended as a nominee by Jay L. Johnson, an independent director of the Company, and Nicholas D. Chabraja, the Chairman and Chief Executive Officer of the Company.

Lester L. Lyles, 58, Director since 2003.

Retired General, U.S. Air Force. Commander of the Air Force Materiel Command from 2000 to 2003. Vice Chief of Staff of the U.S. Air Force from 1999 to 2000. Director of MTC Technologies, Inc. Lester L. Lyles, appointed to the Board in December 2003, was recommended as a nominee by Paul G. Kaminski and Jay L. Johnson, each an independent director of the Company.

Carl E. Mundy, Jr., 68, Director since 1998.

Retired General, U.S. Marine Corps. Commandant of the U.S. Marine Corps from 1991 to 1995. President and Chief Executive Officer of the World USO from 1996 to 2000. Member of the Advisory Committee to the Comptroller General of the United States since 2001. Chairman of the Marine Corps University Foundation. Director of Schering-Plough Corporation. Director or trustee of six investment companies in the Nations Funds mutual fund complex.

Below is the new nominee standing for election to the Board of Directors at the Annual Meeting, who is not presently a member of the Board.

Robert Walmsley, 60.

Retired Vice Admiral, Royal Navy. Chief of Defence Procurement, United Kingdom Ministry of Defence from 1996 to 2003. Senior Advisor, Morgan Stanley & Co. Limited (investment banking) since February 2004. Director, British Energy plc. Robert Walmsley was recommended as a nominee by Paul G. Kaminski, an independent director of the Company, and Nicholas D. Chabraja, the Chairman and Chief Executive Officer of the Company.

Based on the Corporate Governance Guidelines of the Company, and as reflected in its By-Laws, it is the general policy of the Company not to nominate individuals who have reached the age of 72 for election to its Board of Directors. The Nominating and Corporate Governance Committee, however, recommended and the Board has unanimously requested that Lester Crown stand for re-election. The Board took this action in recognition of the Crown family’s significant ownership interest in the Company and the continued valuable counsel Lester Crown provides to the Board. Lester Crown has agreed to serve as a director, if elected by the shareholders, but will not serve as the chair of any of the committees of the Board. Lester Crown is the father of James S. Crown. Prior to the passing of his wife in June of 2002, Charles H. Goodman was the cousin by marriage of Lester Crown.

The Company’s By-Laws specify that the number of directors will be not less than five nor more than 15, as shall be fixed from time to time by the Board. The size of the Board is currently set at 12 members. Each director elected at the Annual Meeting will hold office until the 2005 annual meeting of shareholders and until his respective successor is elected and qualified or until his resignation or removal.

The Board of Directors regularly re-evaluates the Company’s corporate governance policies and benchmarks those policies against rules and regulations of governmental authorities, the best practices of other public companies and suggestions made by various groups and authorities active in corporate governance. In connection with this process of self-evaluation, the Board recently adopted, upon the recommendation of the Nominating and Corporate Governance Committee, the General Dynamics Corporate Governance Guidelines set forth in Appendix A to this Proxy Statement.

The Board of Directors has examined the nature and extent of any relationships between the Company and its directors, their families and their affiliates. As disclosed in the 2003 proxy statement, the Board previously concluded that certain arrangements or relationships among the Company and several directors, notwithstanding their lack of materiality, should be eliminated. Toward that end, most of the arrangements or relationships were terminated in 2002, and in 2003 the Company and certain directors took the actions described under “Transactions Involving Directors of the Company.” In part as a result of these actions, the Board of Directors has concluded that, other than the Chief Executive Officer, each nominee to the Board qualifies as an “independent” director in accordance with the rules of the New York Stock Exchange and the director independence guidelines established by the Board (the “Director Independence Guidelines”) as part of the Corporate Governance Guidelines.

As part of its ongoing self-assessment process, the Board of Directors will continue to monitor best corporate governance practices. Based upon those activities, the Board may from time to time adopt additional policies or procedures to comply with new legislation and any rule changes made by the Securities and Exchange Commission and the New York Stock Exchange.

Your Board of Directors unanimously recommends that you vote FOR all of the nominees listed above.

Board Meetings and Attendance

During 2003, the Board of Directors of the Company held seven meetings. As a group, incumbent directors attended 94 percent of all Board and Committee meetings held in 2003. The Company encourages Board members to attend each meeting of shareholders. With respect to the 2003 annual meeting of shareholders, all members then on the Board attended such meeting.

Executive sessions of non-management directors are scheduled in connection with all regularly scheduled meetings of the Board of Directors. The chairs of the five standing committees rotate serving as presiding director at these executive sessions.

Board Committees

The Board of Directors has five standing committees, which are described below. Currently, all Board committees are composed entirely of independent, non-employee directors. The charter for each of these committees is available on our website (http:\\www.generaldynamics.com).

Audit Committee.    This committee provides oversight on matters relating to accounting, financial reporting, internal control, auditing and regulatory compliance activities. This committee is responsible for selecting and evaluating the Company’s independent auditors and evaluating the independence of the auditors. In addition, this committee reviews the Company’s audited financial statements with management and the independent auditors, recommends whether such audited financial statements should be included in the Company’s Annual Report on Form 10-K and prepares a report to shareholders to be included in the Company’s proxy statement. This committee held nine meetings in 2003. The Board of Directors has determined that Mr. Fricks, the chair of the Audit Committee, is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Benefit Plans and Investment Committee.    This committee reviews and monitors the investment and safekeeping of the assets of all trusts established in connection with employee benefit plans of the Company and its subsidiaries. This committee held five meetings in 2003.

Compensation Committee.    This committee establishes and monitors overall compensation programs and policies for the Company. This committee also monitors the selection and performance of key executives, and reviews and approves their compensation. This committee held five meetings in 2003.

Nominating and Corporate Governance Committee.    This committee develops and recommends corporate governance guidelines that comply with legal and regulatory requirements. This committee also recommends the director nominees proposed for election at the annual meeting of shareholders or to fill vacancies and newly created directorships between annual meetings. This committee held five meetings in 2003.

Board Member Nominations.    The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. If you want to recommend a person whom you consider qualified to serve on the Board of Directors, you must give written notice to the Secretary of the Company in accordance with the requirements described in the first paragraph under “Shareholder Proposals for 2005 Annual Meeting of Shareholders.” This notice must contain (i) as to each nominee, all information that would be required to be disclosed in a proxy statement with respect to the election of directors pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the name and address of the shareholder giving the notice, and the number of shares owned and the length of ownership thereof, (iii) whether the nominee meets the objective criteria for independence of directors under the rules of the New York Stock Exchange and our Director Independence Guidelines, (iv) a description of all arrangements or understandings, and the relationship, between the shareholder and the nominee, and the same as between the nominee and the shareholder on the one hand and the Company on the other and (v) the written consent of each nominee to serve as a director if so elected. The committee will consider and evaluate persons recommended by shareholders in the same manner as potential nominees identified by the Company.

The Nominating and Corporate Governance Committee identifies nominees for director from various sources. In assessing potential director nominees, the committee considers the character, background and professional experience of candidates. All nominees should possess good judgment and an inquiring and independent mind. Prior government service or familiarity with the issues affecting defense and aerospace businesses are among the relevant criteria. All director nominees must possess a reputation for the highest personal and professional ethics, integrity and values. The committee will also carefully consider any potential conflicts of interest. In addition, to be a qualified nominee to the Board, such nominee must meet the definition of an “independent” director in accordance with the rules of the New York Stock Exchange and our Director Independence Guidelines. Nominees must also be willing to devote sufficient time and effort to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time.

Planning and Business Development Committee.    This committee reviews the business plans and business development activities, including international and government relations activities, for the Company. This committee held four meetings in 2003.

Committee Members.    The committee members for each of the five standing committees during 2003 are set forth below, with the chair listed first:

Audit	Benefit Plans and Investment	Compensation	Nominating and Corporate Governance	Planning and Business Development
William P. Fricks	Charles H. Goodman	George A. Joulwan	James S. Crown	Paul G. Kaminski
James S. Crown	Lester Crown	James S. Crown	Jay L. Johnson	Lester Crown
George A. Joulwan	William P. Fricks	William P. Fricks	Paul G. Kaminski	Jay L. Johnson
Carl E. Mundy, Jr.	Jay L. Johnson	Charles H. Goodman	Carl E. Mundy, Jr.	George A. Joulwan
	Carl E. Mundy, Jr.	Paul G. Kaminski		Lester L. Lyles

In February 2004, Lester L. Lyles was appointed as a member of the Audit Committee and John M. Keane was appointed a member of the Benefit Plans and Investment Committee and the Planning and Business Development Committee.

Shareholder Communications with the Board.    Any shareholder or other interested party who has a concern or inquiry regarding the conduct of the Company may communicate directly with either the Company’s non-employee directors or the full Board. The chair of the Nominating and Corporate Governance Committee will receive all such communications on behalf of the non-employee directors and the full Board. Communications may be confidential or anonymous, and may be submitted in writing to the chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, General Dynamics Corporation, 3190 Fairview Park Drive, Falls Church, Virginia 22042. All written communications will be received and processed by the Secretary and all substantive communications will be referred to the chair of the Nominating and Corporate Governance Committee. All such communications will be reviewed and, if necessary, investigated and/or addressed by the chair of the Nominating and Corporate Governance Committee and the status of such communications will be reported to the non-employee directors or the full Board on a quarterly basis.

Director Compensation

The Company pays each director, except Mr. Chabraja, compensation for service on the Board of Directors. That compensation includes:

Annual Retainer	$40,000, paid quarterly

Committee Chair Additional Annual Retainer	$5,000, paid quarterly

Attendance Fees	$2,000 for each meeting of the Board of Directors; $1,500 for each meeting of any committee; and $2,000 a day for attending strategic or financial planning conferences sponsored by the Company

Annual Equity Award	Approximately $60,000 on the date of award

In light of the expanded role and responsibilities of directors of the Company, in 2003 the Compensation Committee commissioned a third party consultant to conduct a study of the cash and equity compensation paid to directors serving on public company boards. Based on the results of this study, commencing in 2004 the annual equity award paid to directors will be increased to approximately $93,300.

Each non-employee director has the option of receiving all or part of his annual retainer in the form of Common Stock of the Company. In addition, the annual equity award is allocated between non-qualified options and performance restricted stock in the same ratio as options and performance restricted stock are allocated to employee participants in the Company’s Incentive Compensation Plan. The performance feature of the restricted stock award is more fully described under “Executive Compensation — Stock Awards — The Incentive Compensation Plan.”

Transactions Involving Directors and the Company

A subsidiary of the Company was a party to a consulting agreement (the “Consulting Agreement”) with Paul G. Kaminski, which agreement was terminated in June 2003. Prior to the termination of the Consulting Agreement, the subsidiary paid $19,561 to Mr. Kaminski for his services and for related travel expenses. The services formerly provided by and compensation paid to Mr. Kaminski pursuant to the Consulting Agreement were in addition to the services Mr. Kaminski provides and the compensation he receives as a member of the Board of Directors. The Board has determined that the Consulting Agreement did not establish a material relationship with the Company.

Compensation Committee Interlocks and Insider Participation.    Exchange Building Corporation, a subsidiary of Henry Crown and Company, leases from an unrelated third party certain property, part of which it provided to Material Service Corporation as a site for barge transportation activity. Material Service Corporation is a subsidiary of the Company. Under a 1987 agreement, which expired in October 2003 and was not renewed, Exchange Building Corporation charged Material Service Corporation an amount approximately equal to Exchange Building Corporation’s lease cost for such property. This arrangement enabled Material Service Corporation to enjoy the benefit of lease rates in place since 1967. Material Service Corporation paid $87,183 to Exchange Building Corporation in 2003. Messrs. James S. Crown and Charles H. Goodman (members of the Compensation Committee) are officers of Exchange Building Corporation, and Messrs. James S. Crown, Lester Crown and Charles H. Goodman are directors of Exchange Building Corporation. Messrs. James S. Crown, Lester Crown and Charles H. Goodman, and/or members of the immediate families of each of them, have indirect equity interests in Exchange Building Corporation. The Board of Directors has determined that the arrangement with Exchange Building Corporation did not establish a material relationhsip with the Company.

The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act and shall not otherwise be deemed filed under such acts.

Audit Committee Report

The Audit Committee of the Board (the “Audit Committee”) has furnished the following report.

The Audit Committee is composed of five directors who are neither officers nor employees of the Company, and who meet the current independence requirements of the New York Stock Exchange and Rule 10A-3 of the Exchange Act. The current members of the Audit Committee are William P. Fricks (Chair), James S. Crown, George A. Joulwan, Lester L. Lyles and Carl E. Mundy, Jr. The Board has determined that Mr. Fricks is an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission in Item 401(b) of Regulation S-K. The Audit Committee is governed by a written charter approved by the Board. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2003, the Audit Committee met nine times.

The Audit Committee has reviewed and discussed with management and KPMG LLP, the Company’s independent auditors (“KPMG”), the Company’s audited financial statements as of and for the year ended December 31, 2003. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent auditors are responsible for auditing those financial statements and for expressing an opinion on the conformity of those audited financial statements with GAAP.

The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. In addition, the Audit Committee has received and reviewed the written disclosures in the letter from KPMG required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with KPMG its independence and the compatibility of non-audit services with maintaining KPMG’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

William P. Fricks, Chair James S. Crown George A. Joulwan Lester L. Lyles Carl E. Mundy, Jr.

March 2, 2004

Audit and Non-Audit Fees

The following table presents aggregate fees for professional audit services rendered by KPMG for the audit of the Company’s annual consolidated financial statements for the years 2003 and 2002, and fees billed for other services rendered by KPMG during those years. Certain amounts for 2002 have been reclassified to conform to the required 2003 presentation.

	2003	2002
Audit Fees (a)	$12,537,462	$5,866,185
Audit-Related Fees (b)	2,707,772	532,861
Tax Fees (c)	1,394,610	1,456,103
All Other Fees (d)	0	91,740

Total Fees	$16,639,844	$7,946,889

(a)	Audit Fees are fees for professional services performed by KPMG for the audit of the Company’s consolidated annual financial statements and review of consolidated financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. For 2003, audit fees include a $4,600,000 fee for an audit of the Company’s 2000 and 2001 financial statements related to the Company’s exit from its undersea fiber-optic cable-laying business.
(b)	Audit-Related Fees are fees for the assurance and related services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. For 2003, these fees consist primarily of fees for professional services provided to assist the Company with the documentation of the processes and controls required by the Sarbanes-Oxley Act of 2002, as well as fees for benefit plan audits, acquisition and divestiture-related audits, and consents and comfort letters related to registration statements. For 2002, these fees consist primarily of fees for benefit plan audits and a divestiture-related audit.
(c)	Tax Fees are fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning. For 2003 and 2002, these fees consist primarily of fees for tax return preparation and review, tax compliance services for expatriates, services relating to compliance with international transfer pricing regulations and advice regarding tax implications of certain transactions.
(d)	All Other Fees are fees for permissible professional services performed by KPMG that are not encompassed in the above categories. The fees for 2002 consist of fees related to government accounting compliance services.

Auditor Independence.    The Audit Committee has considered whether the services rendered by KPMG, except for services rendered in connection with its audit of the Company’s annual consolidated financial statements and review of the quarterly consolidated financial statements, are compatible with maintaining KPMG’s independence. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Policy on Pre-Approval.    The Company and its Audit Committee are committed to ensuring the independence of the independent auditors, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with the applicable rules of the Securities and Exchange Commission. This policy is set forth in the Pre-approval Policies and Procedures for Audit and Non-audit Services, included as Appendix B to this Proxy Statement.

The following Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such acts.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board (the “Compensation Committee”) has furnished the following report on executive compensation.

Members of the Compensation Committee

The Compensation Committee is composed of five directors who are neither officers nor employees of the Company, and who meet the current independence requirements of the New York Stock Exchange. The current members of the Compensation Committee are George A. Joulwan (Chair), James S. Crown, William P. Fricks, Charles H. Goodman and Paul G. Kaminski. In addition, the Compensation Committee has a subcommittee of directors (the “Subcommittee”) who meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) composed of Messrs. Joulwan, Fricks, Goodman and Kaminski that approves all awards made to the Chief Executive Officer and the other most highly compensated executive officers of the Company (collectively with the Chief Executive Officer, the “Named Executive Officers”) described under “Executive Compensation – Summary Compensation Table” below. The Compensation Committee supervises compensation matters not administered by the Subcommittee.

Compensation Philosophy

The Company’s compensation program is designed to reward individual and collective performance and to create incentives for both operating performance in the current year and for the long-term benefit of the Company’s business so as to align the interests of management with the interests of the shareholders.

Components of the Compensation Program

The compensation program includes three components: (i) a base salary, which is payable in cash; (ii) a bonus, which is payable in most instances in cash; and (iii) a long-term, equity-based incentive award. The Compensation Committee sets the base salary for each corporate officer at the prevailing market rate for persons holding similar office and with similar professional experience. The Compensation Committee determines the bonus for each corporate officer based on individual, business unit and Company-wide performance for the prior year, as compared to performance goals that are set at the beginning of each year. Finally, the Compensation Committee designs a long-term, equity-based incentive package for each corporate officer in order to strengthen the mutual interest of the individual and the Company’s shareholders.

Performance Goals

Each executive officer approves performance goals for the managers reporting to him or her. Senior management, as a group, establishes Company and business unit performance goals. These performance goals are then reviewed and adjusted, if appropriate, by the Board of Directors. Designed to contribute to shareholder value, these goals include orders, revenue, free cash flow, return on equity and re-engineering accomplishments. For 2003, the Company met or exceeded virtually all of its stated financial and operating goals.

Base Salary and Bonus

In awarding annual compensation to executive officers, the Compensation Committee reviews the base salaries, bonuses and long-term incentives awarded by peer companies to their executive officers. Each year, the Compensation Committee reviews compensation surveys produced by outside consultants, which include many of the companies within the Standard & Poor’s Aerospace/Defense Index. The Compensation Committee generally sets base salaries for executive officers at the 50th percentile of market as shown in the compensation surveys. The Compensation Committee’s philosophy is to predicate an individual’s total cash compensation on the achievement of annual performance goals. Accordingly, an executive’s bonus will reflect the achievement of goals established for the individual, his or her business unit and the Company as a whole. Where all of these goals are met, an executive’s bonus will be set so that the executive’s aggregate cash compensation will generally be at or below the 75th percentile for positions at the same level at comparable companies.

Long-Term Compensation

The Compensation Committee uses this component to focus executives on achieving increased shareholder value for the Company on a long-term basis. Long-term compensation generally consists of stock options and performance restricted stock. Long-term compensation for each of the Company’s executive officers is a multiple of the executive’s total base salary and bonus based on industry compensation surveys of the ratio of long-term incentives to cash compensation awarded by peer companies to their executives. In general, the ratio of long-term compensation to cash compensation for the Company’s executives is in the middle range of such ratios for peer companies.

On March 5, 2003, the Compensation Committee granted stock options that are exercisable at $56.95 (the fair market value of the Common Stock on the date of grant). Fifty percent of these stock options will become exercisable beginning on March 5, 2004. The balance of these stock options will become exercisable beginning on March 5, 2005. These stock options have a term of five years and will expire on March 4, 2008. On March 5, 2003, the Compensation Committee also granted restricted stock, with a performance feature, described under “Executive Compensation — Stock Awards—The Incentive Compensation Plan.” The performance period for this restricted stock will end on December 31, 2004.

Compensation of the Chief Executive Officer

In 2003, Mr. Chabraja received a base salary of $1,100,000 for his services as Chairman and Chief Executive Officer of the Company. In establishing Mr. Chabraja’s bonus for 2003, the Subcommittee considered Mr. Chabraja’s individual performance and the fact that the Company had met or exceeded virtually all of its financial and operating goals. Specifically, the Subcommittee recognized that for 2003 the Company had met or exceeded its goals for orders, sales, earnings per share from continuing operations, business unit cash flow and backlog. The Subcommittee also acknowledged Mr. Chabraja’s leadership in maintaining management’s focus on earnings and cash flow. In addition, the Subcommittee recognized that under Mr. Chabraja’s six-year leadership of the Company, its market capitalization and revenues have grown threefold, its earnings per share have grown at an annual compound rate of 13 percent and its total return to investors has grown at an annual average rate of 16 percent. In recognition of this exceptional, sustained performance, Mr. Chabraja earned a bonus of $2,500,000 for 2003.

The Subcommittee further determined that Mr. Chabraja’s 2003 base salary and bonus were appropriate in relation to market data and the base salaries of other chief executive officers of companies within the Standard & Poor’s Aerospace/Defense Index, particularly in light of the Company having outperformed the largest of these companies in terms of return on sales and cash flow as a percentage of sales. The Subcommittee also determined that Mr. Chabraja’s 2003 base salary and bonus were appropriate in relation to the base salaries of other chief executive officers within Fortune 500 companies of similar size.

Tax Limitations on the Deductibility of Executive Compensation

The Internal Revenue Code imposes a $1,000,000 annual limitation on the amount that the Company may deduct for compensation paid to the Chief Executive Officer and to each other Named Executive Officer, except that “performance-based compensation” is excluded from the $1,000,000 limitation. Long-term compensation equity grants are generally intended to meet the applicable requirements for “performance-based compensation.”

Other Government Limitations

The Company’s compensation program is designed to increase shareholder value, but the Company must do so in a cost-effective manner for its U.S. government customers. Federal law imposes a cap on the executive compensation costs that may be charged to certain U.S. government contracts. With respect to the Company’s U.S. government contracts that are covered by the cost cap, the Company charges only compensation that is in compliance with the cap.

This report is submitted by the Compensation Committee.

George A. Joulwan, Chair James S. Crown William P. Fricks Charles H. Goodman Paul G. Kaminski

March 2, 2004

Equity Compensation Plan Information

The following table provides information as of December 31, 2003, with respect to Common Stock that may be issued under our equity compensation plans, including the Incentive Compensation Plan, the Directors’ Stock Plan and the General Dynamics United Kingdom Share Save Plan (the “U.K. Plan”). This table does not include information regarding the Equity Compensation Plan, which was approved by the Board on March 3, 2004, and is being submitted for shareholder approval at the Annual Meeting. No grant of awards has been made under the Equity Compensation Plan.

In the event that the Equity Compensation Plan is approved by shareholders, the Company will cease to issue awards under the Incentive Compensation Plan and the Directors’ Stock Plan, and the Equity Compensation Plan (in addition to the U.K. Plan) will become the source of awards for officers, employees and non-employee directors. In the event the Equity Compensation Plan does not receive shareholder approval prior to March 3, 2005, the Equity Compensation Plan will terminate and no grant of awards will be made or exist thereunder and the Incentive Compensation Plan and the Directors’ Stock Plan will continue in full force and effect. For information regarding the Equity Compensation Plan, including the number of shares issuable thereunder, see “Approval of Equity Compensation Plan” below.

	(A)	(B)	(C)
Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))

Equity compensation plans approved by shareholders	9,591,286	$66.59	3,609,413

Equity compensation plans not approved by shareholders (a)	0	0	0

Total (b)	9,591,286	$66.59	3,609,413

(a)	The only equity compensation plan that has not been approved by our shareholders is the Equity Compensation Plan, which is being submitted for approval at the Annual Meeting.
(b)	As of December 31, 2003, there were also 77,333 stock options available for exercise with a weighted-average price of $35.63 in equity compensation plans assumed by the Company in connection with its acquisition of Gulfstream Aerospace Corporation in 1999. No additional awards or grants may be made under those plans.

Five-Year Historical Performance

The following performance graph compares the cumulative total shareholder return, assuming reinvestment of dividends, on the Common Stock with the cumulative total return, assuming reinvestment of dividends, of the Standard & Poor’s 500 Index and the Standard & Poor’s Aerospace/Defense Index (both of which include the Company) for the period indicated.

Executive Compensation

Named Executive Officers of the Company

NICHOLAS D. CHABRAJA Chairman and Chief Executive Officer	MICHAEL J. MANCUSO Senior Vice President and Chief Financial Officer	ARTHUR J. VEITCH Executive Vice President and Group Executive, Combat Systems

The table above includes new awards of performance restricted stock and excludes performance based adjustments to prior awards.

(a)	Assumes 5 percent annual stock price appreciation for option term. See “Option Grants in Last Fiscal Year” table on page 23.

DAVID A. SAVNER Senior Vice President and General Counsel, Secretary	WALTER M. OLIVER Senior Vice President, Human Resources and Administration

Summary Compensation

The following table sets forth a summary of the aggregate compensation paid by the Company to each of the Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries for 2003, 2002 and 2001.

Summary Compensation Table

Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (a)	Other Annual Compensation (b)	Restricted Stock Awards (c)	Securities Underlying Options	All Other Compensation (d)

Nicholas D. Chabraja Chairman of the Board and Chief Executive Officer	2003 2002 2001	$1,100,000 1,050,000 1,000,000	$2,500,000 2,300,000 2,050,000	$301,006 333,689 312,243	$2,771,804 3,932,590 2,356,707	358,000 208,000 210,000	$78,579 71,245 69,937

Michael J. Mancuso Senior Vice President and Chief Financial Officer	2003 2002 2001	$460,000 450,000 425,000	$525,000 515,000 500,000	$ 14,876 83,241 22,735	$ 467,849 759,975 505,238	59,400 36,500 43,400	$33,979 31,049 30,237

Arthur J. Veitch Executive Vice President and Group Executive, Combat Systems	2003 2002 2001	$425,000 400,000 335,000	$525,000 450,000 400,000	$ 22,074 71,620 14,352	$ 410,104 585,117 344,032	53,200 30,800 30,300	$29,295 27,036 22,936

David A. Savner Senior Vice President and General Counsel, Secretary	2003 2002 2001	$425,000 400,000 365,000	$465,000 435,000 410,000	$ 20,732 14,793 15,149	$ 380,477 580,297 392,963	48,200 28,000 33,900	$29,295 27,508 26,052

Walter M. Oliver Senior Vice President, Human Resources and Administration	2003 2002 2001	$350,000 320,000 300,000	$365,000 350,000 320,000	$143,539 9,786 98,609	$ 303,008 260,205 205,400	39,300 22,800 23,000	$24,154 22,333 20,463

Kenneth C. Dahlberg (e) Former Executive Vice President, Information Systems and Technology	2003 2002 2001	$380,769 450,000 450,000	$0 550,000 500,000	$ 14,707 9,982 75,066	$ 521,761 432,032 2,141,468	60,800 36,500 46,000	$27,067 31,443 19,310

(a)	Bonus payments are reported with respect to the fiscal year for which the related services were rendered, although the actual awards were made in the succeeding year.
(b)	“Other Annual Compensation” includes the following items: (i) non-cash items provided to management, including club memberships; executive office benefits; financial planning services; special travel, accident and supplementary life insurance; relocation expenses and the use of aircraft and automobiles owned or leased by the Company, which for each Named Executive Officer is in the aggregate equal to or greater than $50,000 (“Perquisites”); and (ii) amounts reimbursed for payment of taxes. The amounts shown include: (A) Perquisites for Mr. Chabraja: for 2003 of $253,842, of which $200,203 relates to personal travel; for 2002 of $259,243, of which $209,989 relates to personal travel; for 2001 of $218,201, of which $170,204 relates to personal travel; (B) Perquisites for Mr. Mancuso: for 2002 of $59,406, of which $19,958 relates to executive office benefits; (C) Perquisites for Mr. Veitch: for 2002 of $51,704, of which $14,150 relates to executive office benefits; (D) Perquisites for Mr. Oliver: for 2003 of $135,650, of which $114,650 relates to club memberships; for 2001 of $92,760, of which $75,936 relates to relocation expenses; and (E) Perquisites for Mr. Dahlberg: for 2001 of $63,423, of which $28,495 relates to club memberships.
(c)	Reflects awards, as well as performance-based adjustments, during the period presented to certain prior awards of restricted stock awarded pursuant to a performance formula (these shares are referred to herein as “Performance Restricted Stock”) pursuant to the Incentive Compensation Plan. The dollar value of such awards is calculated by multiplying the closing market price of the Company’s Common Stock on the date of grant by the number of shares of Performance Restricted Stock awarded. As of December 31, 2003, Mr. Chabraja held a total of 158,808 shares of Performance Restricted Stock with an aggregate market value of $14,354,655; Mr. Mancuso held a total of 30,955 shares of Performance Restricted Stock with an aggregate market value of $2,798,022; Mr. Veitch held a total of 23,499 shares of Performance Restricted Stock with an aggregate market value of $2,124,075; Mr. Savner held a total of 23,886 shares of Performance Restricted Stock with an aggregate market value of $2,159,056; Mr. Oliver held a total of 10,930 shares of Performance Restricted Stock with an aggregate market value of $987,963; and Mr. Dahlberg held no shares of Performance Restricted Stock. Holders of the awards are entitled to vote the shares awarded and to receive dividends or dividend equivalents on the shares from the date of grant. The number of shares of Performance Restricted Stock awarded on March 5, 2003, remains subject to adjustment for an increase or decrease in the price of the Common Stock over the performance period ending December 31, 2004, and an additional restriction period ending December 31, 2006.
(d)	“All Other Compensation” reflects (i) amounts contributed by the Company under its Savings and Stock Investment Plan and allocations to the Supplemental Savings and Stock Investment Plan, and (ii) payments by the Company for term life insurance. For 2003, 2002 and 2001, (A) the amounts contributed to the Savings and Stock Investment Plan and allocations to the Supplemental Savings and Stock Investment Plan were as follows: Mr. Chabraja — $66,308, $63,308, $60,308; Mr. Mancuso — $28,462, $27,654, $26,154; Mr. Veitch — $26,154, $24,100, $20,616; Mr. Savner — $26,154, $24,515, $22,554; Mr. Oliver — $21,585, $19,923, $17,538; and Mr. Dahlberg — $23,692, $28,000, $16,019; and (B) payments for term life insurance were as follows: Mr. Chabraja — $12,271, $7,937, $9,629; Mr. Mancuso — $5,517, $3,395, $4,083; Mr. Veitch — $3,141, $2,936, $2,320; Mr. Savner — $3,141, $2,993, $3,498; Mr. Oliver — $2,569, $2,410, $2,925; and Mr. Dahlberg — $3,375, $3,443, $3,291.
(e)	Mr. Dahlberg resigned from the Company in October 2003. Mr. Dahlberg is a Named Executive Officer, notwithstanding his resignation, because he was one of the Company’s four most highly compensated executive officers (other than the Chief Executive Officer) during 2003. The Company was a party to an agreement with Mr. Dahlberg dated February 13, 2001, which provided that if Mr. Dahlberg was terminated by the Company without cause within his first three years of employment, the Company would pay him his salary and benefits through the balance of that three-year period. This agreement terminated upon his resignation and Mr. Dahlberg is not entitled to any pension, retirement or other benefits from the Company.

Stock Awards — The Incentive Compensation Plan

Stock option and restricted stock grants for the Named Executive Officers are currently governed by the Incentive Compensation Plan. The Board of Directors is recommending a new equity compensation plan to the shareholders for their approval at the Annual Meeting. The Equity Compensation Plan is intended to simplify and replace, on a prospective basis, the Incentive Compensation Plan. If the shareholders approve the Equity Compensation Plan, no new grant of awards will be made under the Incentive Compensation Plan. Any awards previously granted under the Incentive Compensation Plan will remain outstanding thereunder and will, among other things, continue to vest and/or be exercisable in accordance with their original terms and conditions. For further information about the Equity Compensation Plan, see “Approval of the Equity Compensation Plan.”

What is the purpose of the Incentive Compensation Plan?    The purpose of the Incentive Compensation Plan is to provide the Company with an effective means of attracting, retaining and motivating officers and key employees and to provide them with incentives to enhance the growth and profitability of the Company.

Who administers the Incentive Compensation Plan?    The Incentive Compensation Plan is administered by the Compensation Committee, except that the Subcommittee administers the plan as it relates to the Named Executive Officers. The Compensation Committee or the Subcommittee, as the case may be, determines the type and amount of award given to each eligible participant. Any officer or key employee of the Company or its subsidiaries is eligible for participation. Approximately 3,722 employees hold outstanding awards under the Incentive Compensation Plan.

What types of awards may be granted under the Incentive Compensation Plan?    Awards may be granted in cash, Common Stock, options to purchase Common Stock, restricted shares of Common Stock or any combination thereof. The terms and conditions of all grants are at the discretion of the Compensation Committee (or Subcommittee).

Stock options may be granted as either incentive stock options, intended to qualify under Section 422 of the Internal Revenue Code, or as options not qualified under Section 422 of the Internal Revenue Code. All options are issued with an exercise price at or above 100 percent of the fair market value of the Common Stock (as determined pursuant to the Incentive Compensation Plan) on the date of grant.

A grant of restricted shares pursuant to the Incentive Compensation Plan is a transfer of shares of Common Stock, for such consideration and subject to such restrictions, if any, on transfer or other incidents of ownership, as the Compensation Committee (or Subcommittee) may determine. Until the end of the applicable period of restriction, the restricted shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. During the period of restriction, however, the recipient of restricted shares will be entitled to vote the restricted shares and to receive cash dividends or dividend equivalents paid thereon. Awards of restricted shares may be granted pursuant to a performance formula (described below) whereby the number of shares initially granted increases or decreases based on the price of the Common Stock over a performance period.

How does the Performance Formula on the Restricted Stock work?    At the end of each performance period (the end of the fiscal year after the first anniversary of the grant date), the fair market value of the Common Stock is compared to the fair market value per share on the grant date. That difference is multiplied by the number of shares of restricted stock to be earned at the end of each performance period and the resulting product is divided by the fair market value at the end of the performance period. The number of shares of Common Stock so determined is added to (in the case of a higher fair market value) or subtracted from (in the case of a lower fair market value) the number of shares of restricted stock to be earned at that time.

What is the maximum size of the annual awards?    The Incentive Compensation Plan provides that the grants in any one year to any of the Named Executive Officers may not exceed (i) options to acquire more than 500,000 shares of Common Stock, and (ii) 100,000 shares of restricted stock. The stock options and restricted stock awards to the Named Executive Officers are subject to limitations designed to permit those awards to be exempt from the deduction limitation of Section 162(m) of the Internal Revenue Code. The Subcommittee may equitably adjust awards previously granted to account for special distributions and for extraordinary corporate events that affect the Company or the Company’s share price or share status. The Incentive Compensation Plan also allows the Subcommittee to make equitable adjustments of stock option and restricted stock awards in the event of a change of control of the Company; however, the power to make such adjustments is limited to changes permitted under Section 162(m) of the Internal Revenue Code.

The following table sets forth the number of shares of Common Stock underlying stock options granted during 2003 to the Named Executive Officers:

Option Grants in Last Fiscal Year (a)

	Individual Grants
Name	Number of Securities Underlying Options Granted (b)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%

Nicholas D. Chabraja	358,000	10.2%	$56.95	3/4/08	$5,632,856	$12,447,139
Michael J. Mancuso	59,400	1.7%	56.95	3/4/08	934,614	2,065,252
Arthur J. Veitch	53,200	1.5%	56.95	3/4/08	837,061	1,849,687
David A. Savner	48,200	1.4%	56.95	3/4/08	758,390	1,675,844
Walter M. Oliver	39,300	1.1%	56.95	3/4/08	618,355	1,366,404
Kenneth C. Dahlberg (c)	60,800	1.7%	56.95	3/4/08	0	0

(a)	The Company did not grant any stock appreciation rights during 2003.
(b)	Options granted are exercisable 50 percent beginning on the first anniversary of the grant date and the remaining 50 percent beginning on the second anniversary of the grant date.
(c)	Options granted to Mr. Dahlberg were forfeited upon Mr. Dahlberg’s resignation from the Company in October 2003.

The following table sets forth information with respect to option exercises during 2003 and options held at the end of 2003 by the Named Executive Officers:

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (a)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Nicholas D. Chabraja	166,000	$2,896,899	754,000	462,000	$23,090,778	$11,971,520
Michael J. Mancuso	45,000	1,214,204	160,650	77,650	5,088,129	1,986,336
Arthur J. Veitch	41,500	822,283	93,700	68,600	2,875,886	1,779,008
David A. Savner	48,000	962,995	100,300	62,600	3,136,393	1,611,808
Walter M. Oliver	0	0	34,400	50,700	446,085	1,314,192
Kenneth C. Dahlberg	46,000	905,740	18,250	0	0	0

(a)	Based on the closing price on December 31, 2003, of $90.39, as reported on the New York Stock Exchange.

Retirement Plans

Do the Named Executive Officers participate in a pension plan?    Yes. Each of the current Named Executive Officers participates in a defined benefit pension plan (referred to herein as the “Corporate Retirement Plan”) for officers and other eligible salaried employees of the Company and certain of its subsidiaries.

Is there a supplemental plan to account for tax code limits on the pension plans?    Yes. The amounts of benefits which may be paid under corporate retirement plans are limited by the Internal Revenue Code. To the extent any benefits accrued under the Corporate Retirement Plan exceed those limitations, the excess is paid under a separate, non tax-qualified plan (the “Supplemental Executive Retirement Plan”). Benefits under the Supplemental Executive Retirement Plan are considered general unsecured obligations of the Company.

The table below sets forth projected annual benefits payable at normal retirement age (65) under the Corporate Retirement Plan and the Supplemental Executive Retirement Plan, based upon earnings and years of plan participation. For purposes of the table, it has been assumed that each individual will continue as a plan participant until normal retirement age and that annual remuneration will remain constant over this period. In addition, it has been assumed that each individual will elect to receive the benefit in the form of a single life annuity.

Corporate Retirement Plan Table

Years of Plan Membership

Annual Remuneration	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

$ 700,000	$46,667	$93,333	$140,000	$186,667	$233,333	$280,000	$326,667
800,000	53,333	106,667	160,000	213,333	266,667	320,000	373,333
900,000	60,000	120,000	180,000	240,000	300,000	360,000	420,000
1,000,000	66,667	133,333	200,000	266,667	333,333	400,000	466,667
1,500,000	100,000	200,000	300,000	400,000	500,000	600,000	700,000
2,000,000	133,333	266,667	400,000	533,333	666,667	800,000	933,333
2,500,000	166,667	333,333	500,000	666,667	833,333	1,000,000	1,166,667
3,250,000	216,667	433,333	650,000	866,667	1,083,333	1,300,000	1,516,667

As of January 1, 2004, the current Named Executive Officers were credited with the following years of plan participation under the Corporate Retirement Plan and Supplemental Executive Retirement Plan: Mr. Chabraja, 11 years; Mr. Mancuso, 10 years; Mr. Veitch, 33 years; Mr. Savner, 6 years; and Mr. Oliver, 3 years.

How is the Corporate Retirement Plan benefit determined?    For the current Named Executive Officers, the plan provides a benefit based on final average monthly pay. Final average monthly pay takes into account salary and annual bonus, but does not include equity grants under the Incentive Compensation Plan. See the “Summary Compensation Table” under the caption “Executive Compensation – Summary Compensation” above for the salary and bonus amounts earned by the current Named Executive Officers. The benefits under the Corporate Retirement Plan are not subject to any reduction for social security or other offset amounts. The table above does not reflect a $94 per month supplement (plus an additional $94 per month for an eligible spouse) available at age 65 for certain eligible employees.

What supplemental retirement benefit agreements does the Company have with the Named Executive Officers?    The Company has entered into retirement benefit agreements with Messrs. Chabraja, Mancuso and Savner to provide supplemental retirement benefits in excess of benefits earned under the Corporate Retirement Plan and the Supplemental Executive Retirement Plan. The Company’s obligations under these agreements are subject to the same level of risk as all other general unsecured obligations of the Company. The terms of these agreements are as follows:

Mr. Chabraja.    On August 7, 2002, the Company entered into a retirement agreement with Mr. Chabraja effective as of January 1, 2003 (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Chabraja will receive an annual retirement benefit of not less than $1,200,000, which includes benefits payable under the Corporate Retirement Plan and the Supplemental Executive Retirement Plan, if he continues employment through December 31, 2005. Payment of the supplemental retirement benefits is subject to reduction in the event that Mr. Chabraja resigns, retires or is terminated for cause prior to December 31, 2005. In the event Mr. Chabraja’s employment is terminated by the Company prior to December 31, 2005, because he becomes disabled, is terminated without cause or a change in control occurs, he will be entitled to the full amount of these retirement benefits as if he had maintained employment with the Company through December 31, 2005. Certain survivor benefits are payable to Mr. Chabraja’s spouse if he should die prior to commencement of benefits.

Mr. Mancuso.    Mr. Mancuso’s agreement, dated March 6, 1998, provides that Mr. Mancuso will receive upon retirement an annual supplemental lifetime benefit of $100,000 in addition to his Corporate Retirement Plan and Supplemental Executive Retirement Plan benefits. The supplemental retirement benefit will be reduced or eliminated if Mr. Mancuso commits certain acts not in the best interests of the Company. Certain survivor benefits are payable to Mr. Mancuso’s spouse if he should die prior to commencement of benefits.

Mr. Savner.    Mr. Savner’s agreement, dated March 4, 1998, provides Mr. Savner with a benefit equal to an additional five years of plan participation under the Corporate Retirement Plan and the Supplemental Executive Retirement Plan. The supplemental retirement benefit is subject to forfeiture in the event that Mr. Savner commits certain acts not in the best interests of the Company. Certain survivor benefits are payable to Mr. Savner’s spouse if he should die prior to commencement of benefits.

Are the Named Executive Officers eligible to participate in any other supplemental plans?    Yes. The current Named Executive Officers participate in the Company’s Supplemental Savings and Stock Investment Plan (the “Supplemental SSIP”), which provides benefits otherwise limited under the Company’s 401(k) Savings and Stock Incentive Plan (the “SSIP”). The Internal Revenue Code limited 2003 employee contributions to the SSIP to $12,000. The Supplemental SSIP permits the current Named Executive Officers and certain other highly compensated participants to defer compensation, and receive a match thereon, that would otherwise be limited by the tax laws applicable to the SSIP. Account balances in the Supplemental SSIP are unfunded and participants are considered general unsecured creditors of the Company. Participants’ account balances have investment returns that mirror participants’ actual returns under the SSIP. Supplemental SSIP accounts are fully vested after five years of eligible service, but become fully vested immediately prior to a change in control of the Company.

Employment Agreements and Other Arrangements

What employment agreements or termination arrangements does the Company have with any of the Named Executive Officers?    The Company has entered into agreements governing the employment and termination of employment of certain of its Named Executive Officers, as described below.

Mr. Chabraja.    On August 7, 2002, the Company entered into an employment agreement with Mr. Chabraja effective as of January 1, 2003 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Chabraja receives a minimum annual salary of $1,050,000 and is eligible for compensation incentives and annual incentive compensation awards. Furthermore, if Mr. Chabraja remains an employee of the Company through December 31, 2005, after his employment ends he will be entitled to usage of corporate aircraft for up to 100 hours per year during his first five years of retirement. In addition, after Mr. Chabraja’s retirement, the Company will purchase his residence in Virginia, at his request, and he will be entitled to receive consideration for his moving expenses and office space with administrative support for a period of two years, and be provided with medical coverage for himself and his then eligible dependents for a period of six months. If Mr. Chabraja is terminated by the Company other than for cause before December 31, 2005, the Company will pay him the amounts he would have been entitled to for the full term of the Employment Agreement.

Severance Protection Agreements.    The Company has entered into a Severance Protection Agreement with each of the current Named Executive Officers, each other executive officer and certain key employees. Subject to certain exceptions, each Severance Protection Agreement provides that the executive will be entitled to certain payments and benefits if his or her employment is terminated by the Company without cause or by the executive by reason of a constructive termination in connection with or within 24 months after a “change of control” (defined to include specified stock acquisition, merger and disposition transactions). These benefits will generally include payment of all accrued compensation, a severance payment equal to a multiple (from 1.5 to 2.99) of the executive’s annual salary and bonus, continuation in welfare benefit programs from 18 to 36 months, an additional 18 to 36 months service credit for purposes of qualifying for post-retirement health and welfare benefits, payout of certain retirement benefits, and outplacement and tax and financial services. In the event any excise tax is imposed on an executive as a result of payments made under or pursuant to a Severance Protection Agreement, the Company will make a compensatory payment to the executive to cover the tax. For each of the current Named Executive Officers, the multiple is 2.99 and welfare benefits will continue for 36 months. Each Severance Protection Agreement provides that the severance payment is in lieu of any other severance compensation to which the executive may be entitled from the Company; however, with respect to any benefits provided under the Severance Protection Agreement, the executive has the option to elect to receive any other benefits to which he or she may otherwise be entitled in lieu of receiving the applicable benefits under the Severance Protection Agreement. Each Severance Protection Agreement has a two-year term and is automatically renewed for an additional year on each anniversary of the date of signing of the Severance Protection Agreement unless the Company or the executive gives notice not to renew at least one year prior to the scheduled expiration of the term. Notwithstanding the foregoing, in the event of a change of control, the term of each Severance Protection Agreement is automatically extended for two years.

Executive Officers

All executive officers of the Company are elected annually. No executive officer of the Company was selected pursuant to any arrangement or understanding between the officer and any other person. The name, age, offices and positions held for the last five years of the Company’s executive officers as of March 5, 2004, were as follows:

Name, Position and Office	Age

John P. Casey — Vice President of the Company and President of Electric Boat Corporation since October 2003; Vice President of Electric Boat Corporation, October 1996 - October 2003	49

Nicholas D. Chabraja — Chairman of the Board of Directors of the Company and Chief Executive Officer since June 1997	61

Gerard J. DeMuro — Executive Vice President and Group Executive, Information Systems and Technology, since October 2003; Vice President of the Company, February 2000 - October 2003; President of General Dynamics C4 Systems, August 2001 - October 2003; President of General Dynamics Communications Systems, September 1999 - August 2001; Vice President and General Manager, GTE Government Systems Communication Systems Division, October 1997 - September 1999	48

Mark A. Fried — Vice President of the Company since October 2001; President of General Dynamics C4 Systems since November 2003; President of General Dynamics Decision Systems, October 2001 - November 2003; Vice President and General Manager of the Integrated Information Systems Group of Motorola, Inc., January 1997 - October 2001	57

Charles M. Hall — Vice President of the Company and President of General Dynamics Land Systems since September 1999; Vice President, Production and Delivery, General Dynamics Land Systems, March 1997 - September 1999	52

David K. Heebner — Senior Vice President, Planning and Development, since October 2002; Vice President, Strategic Planning, January 2000 - October 2002; Lieutenant General and Assistant Vice Chief of Staff, U.S. Army, July 1997 - November 1999	59

Michael J. Mancuso — Senior Vice President and Chief Financial Officer since March 1997	61

Bryan T. Moss — Executive Vice President and Group Executive, Aerospace, since December 2003; President of Gulfstream Aerospace Corporation since April 2003; Vice President of the Company, May 2002 - December 2003; Vice Chairman and Director of Gulfstream Aerospace Corporation, March 1995 - April 2003	64

Walter M. Oliver — Senior Vice President, Human Resources and Administration, since March 2002; Vice President, Human Resources and Administration, January 2001 - March 2002; Senior Vice President, Human Resources, Ameritech Corp., April 1994 - December 2000	58

David A. Savner — Senior Vice President, General Counsel and Secretary since May 1999; Senior Vice President, Law and Secretary, April 1998 - May 1999	59

John W. Schwartz — Vice President and Controller since March 1998	47

John F. Stewart — Vice President of the Company since February 2000; President of General Dynamics Advanced Information Systems since August 2001; President of General Dynamics Electronics Systems, September 1999 - August 2001; Vice President and General Manager, GTE Government Systems Electronic Systems Division, November 1997 - September 1999	63

Michael W. Toner — Executive Vice President and Group Executive, Marine Systems, since March 2003; Vice President of the Company and President of Electric Boat Corporation, January 2000 - March 2003; Senior Vice President of Electric Boat Corporation, June 1998 - January 2000	60

Arthur J. Veitch — Executive Vice President and Group Executive, Combat Systems, since March 2002; Senior Vice President and Group Executive, Combat Systems, September 1999 - March 2002; Vice President of the Company and President of General Dynamics Land Systems, February 1997 - September 1999	58

Security Ownership of Management

The following table sets forth information as of March 12, 2004, with respect to the beneficial ownership of Common Stock by (i) each director and nominee for director of the Company, (ii) each of the Named Executive Officers and (iii) all directors and executive officers of the Company as a group. The following table also shows Common Stock equivalents held by these individuals through Company-sponsored benefits programs. Except as otherwise indicated, the persons listed below have the sole voting and investment power with respect to all shares held by them, except to the extent such power may be shared with a spouse.

	Common Stock Beneficially Owned as of March 12, 2004 (a)		Common Stock Equivalents Beneficially Owned (c)	Total Common Stock and Equivalents
Name of Beneficial Owner	Shares Owned (b)	Percentage of Class

Directors and Nominees
Nicholas D. Chabraja	1,499,777	*	0	1,499,777
James S. Crown (d)	8,009,092	4.0%	1,124	8,010,216
Lester Crown (e)	4,490,432	2.3%	0	4,490,432
William P. Fricks	1,691	*	0	1,691
Charles H. Goodman (f)	5,360,847	2.7%	5,257	5,366,104
Jay L. Johnson	1,516	*	0	1,516
George A. Joulwan	11,636	*	2,687	14,323
Paul G. Kaminski	31,280	*	1,981	33,261
John M. Keane	340	*	0	340
Lester L. Lyles	359	*	0	359
Carl E. Mundy, Jr.	9,073	*	3,494	12,567
Robert Walmsley	0	*	0	0

Named Executive Officers
Michael J. Mancuso	298,523	*	0	298,523
Arthur J. Veitch	229,827	*	0	229,827
David A. Savner	181,237	*	0	181,237
Walter M. Oliver	80,244	*	0	80,244
Kenneth C. Dahlberg (g)	19,232	*	0	19,232

Directors and Executive Officers as a Group (26 individuals) (h)	19,623,803	9.9%	14,543	19,638,346

*	Less than 1 percent.
(a)	Includes shares in the SSIP of the Company voted by the directors or other executive officers and also includes shares of Common Stock subject to resale restrictions, for which restrictions have not expired.
(b)	Includes shares subject to options that are either currently exercisable or exercisable within 60 days of the Record Date as follows: (i) Mr. Chabraja – 917,000 shares; Mr. Mancuso – 179,600 shares; Mr. Veitch – 135,700 shares; Mr. Savner – 138,800 shares; Mr. Oliver – 65,450 shares; and Mr. Dahlberg – 0 shares; (ii) other directors of the Company – 38,040 shares; and (iii) other executive officers of the Company – 368,280 shares.
(c)	Reflects phantom stock units held by the directors indicated, which phantom stock was received by the directors on December 1, 1999, upon termination of benefits under the former retirement plan for directors.
(d)	Based solely on information provided on behalf of James S. Crown. Of the aggregate 16,692,507 shares of Common Stock held by the Crown and Goodman families, James S. Crown is deemed to be the beneficial owner of 8,009,092 shares. James S. Crown has shared investment and voting power with respect to such 8,009,092 shares. Of the 8,009,092 shares of Common Stock deemed to be beneficially owned by James S. Crown, he disclaims beneficial ownership as to 7,996,574 shares, except to the extent of his beneficial interest in the entities that own these shares.
(e)	Based solely on information provided on behalf of Lester Crown. Of the aggregate 16,692,507 shares of Common Stock held by the Crown and Goodman families, Lester Crown is deemed to be the beneficial owner of 4,490,432 shares. Lester Crown has shared investment and voting power with respect to 4,490,432 shares and holds 2,404 shares in the Company’s SSIP which, though subject to certain restrictions and conditions, are included in the aggregate for the Crown and Goodman families. Of the 4,490,432 shares of Common Stock deemed to be beneficially owned by Lester Crown, he disclaims beneficial ownership as to 4,028,956 shares, except to the extent of his beneficial interest in the entities that own these shares.
(f)	Based solely on information provided on behalf of Mr. Goodman. Of the aggregate 16,692,507 shares of Common Stock held by the Crown and Goodman families, Mr. Goodman is deemed to be the beneficial owner of 5,360,847 shares. Mr. Goodman has shared investment and voting power with respect to 5,360,847 shares. Of the shares of Common Stock deemed to be beneficially owned by Mr. Goodman, he disclaims beneficial ownership as to 5,353,121 shares, except to the extent of his beneficial interest in the entities that own such shares.
(g)	This information is based solely on information provided by Mr. Dahlberg.
(h)	The shares shown as beneficially owned by Lester Crown, James S. Crown and Charles H. Goodman have been consolidated for purposes of this total in order to eliminate duplications.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 12, 2004, with respect to the number of shares of Common Stock owned by each person known by the Company to be the beneficial owner of more than 5 percent of the Common Stock.

	Common Stock Beneficially Owned as of March 12, 2004 (a)
Name of Beneficial Owner	Shares Owned	Percentage of Class

Capital Research and Management Company (b) 333 South Hope Street Los Angeles, California 90071	18,089,700	9.2%

Longview Management Group, LLC (c) c/o Gerald Ratner, as Attorney and Agent 222 North LaSalle Street, Suite 2000 Chicago, Illinois 60601	16,692,507	8.4%

The Northern Trust Company (d) 50 South LaSalle Street Chicago, Illinois 60675	15,962,012	8.0%

Wellington Management Company, LLP (e) 75 State Street Boston, Massachusetts 02109	10,001,474	5.1%

(a)	The information for Capital Research and Management Company (“Capital Research”) and Wellington Management Company, LLP (“WMC”) is as of December 31, 2003.
(b)	This information is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004, by Capital Research. As a result of its role as an investment adviser to various investment companies, Capital Research may be deemed to be the beneficial owner of 18,089,700 shares or 9.2 percent of the Common Stock. Capital Research disclaims ownership of all such shares.
(c)	This information is based solely on information provided on behalf of Lester Crown, James S. Crown and Charles H. Goodman. Longview Management Group, LLC (“Longview”), a registered investment advisor, manages the Common Stock held by a number of persons, including Lester Crown, his son, James S. Crown and Charles H. Goodman, members of their families, relatives, certain family partnerships, trusts associated with the Crown and Goodman families and other entities (the “Crown Group”). Longview has shared voting and investment power with respect to 16,692,507 shares. Geoffrey F. Grossman, as sole trustee of The Edward Memorial Trust, is the majority equity owner of Longview and, accordingly, is deemed to be the beneficial owner of all shares beneficially owned by Longview. Mr. Grossman disclaims beneficial ownership of all such shares. Mr. Grossman’s address is 55 East Monroe Street, Chicago, Illinois 60603. The Crown Group disclaims that they are a group for purposes of Section 13(d) of the Exchange Act, and disclaims that any member of the group is the beneficial owner of shares owned by any other person or entity.
(d)	The Northern Trust Company (“Northern Trust”) is the trustee of the SSIP and the General Dynamics Corporation Hourly Employees’ Savings and Stock Investment Plan. Plan participants have the right to instruct Northern Trust on how to vote the shares of Common Stock allocated to their plan accounts. Northern Trust, as plan trustee, has the right to vote shares for which it does not receive voting instructions.
(e)	This information is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004, by WMC. As a result of its role as investment adviser to various clients, WMC may be deemed to be the beneficial owner of 10,001,474 shares or 5.1 percent, of the Common Stock. WMC does not have any ownership rights to the securities held by its clients and does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held by its clients.

Approval of the Equity Compensation Plan

(Proposal 2)

On March 3, 2004, the Compensation Committee recommended, and the Board of Directors adopted, the Equity Compensation Plan and recommended submission of the Equity Compensation Plan to shareholders for their approval. The purpose of the Equity Compensation Plan is to provide the Company with an effective means of attracting, retaining and motivating officers, key employees and non-employee directors, and to provide them with incentives to enhance the growth and profitability of the Company.

The Equity Compensation Plan is intended to simplify and replace, on a prospective basis, the Incentive Compensation Plan and the Directors’ Stock Plan (the “Prior Plans”). The individuals that are eligible to participate in the Equity Compensation Plan are the same individuals that are eligible to participate in the Prior Plans. The Equity Compensation Plan permits grants of Common Stock, stock options and restricted stock, all of which were available under the Prior Plans. The Equity Compensation Plan, however, affords greater flexibility to the Compensation Committee to establish the amounts, terms and types of awards, and includes participation units as a new type of award available for issuance under the plan. The Equity Compensation Plan provides that the maximum number of shares available for issuance under the plan is 18,000,000. Unless the Equity Compensation Plan is approved by the shareholders, taking into account the grant of awards in March 2004, only a nominal number of shares remains available for issuance under the Incentive Compensation Plan for future awards. The Board believes that the 18,000,000 shares available for issuance under the Equity Compensation Plan will permit the Compensation Committee to make grants under the plan for the next several years.

If the shareholders approve the Equity Compensation Plan, no new grant of awards will be made under the Prior Plans. Any awards previously granted under the Prior Plans will remain outstanding thereunder and will, among other things, continue to vest and/or be exercisable in accordance with their original terms and conditions. In the event the Equity Compensation Plan does not receive shareholder approval prior to March 3, 2005, the Equity Compensation Plan will terminate and no grant of awards will be made or exist thereunder and the Incentive Compensation Plan and the Directors’ Stock Plan will continue in full force and effect.

The Equity Compensation Plan is now being submitted to shareholders for approval. Your Board of Directors believes it is in the best interests of the Company and its shareholders to approve the Equity Compensation Plan.

Summary of the Plan

The principal features of the Equity Compensation Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the Equity Compensation Plan, which is set forth as Appendix C to this Proxy Statement.

Plan Administration.    Subject to the terms of the Equity Compensation Plan, the Compensation Committee has the authority to interpret and administer the plan. The Committee has the authority to, among other things, determine which individuals will participate in the plan and to establish the amounts, types and terms of awards under the plan.

Eligibility.    Participation in the Equity Compensation Plan is available for any officer or employee of the Company or any of its subsidiaries and for any member of the Board of Directors who is not an employee of the Company or any of its subsidiaries. Currently there are approximately 475 officers and employees of the Company and its subsidiaries who are expected to participate in the Equity Compensation Plan. There are currently 10 non-employee directors of the Company, and it is expected that following the election of directors at the Annual Meeting there will be 11 non-employee directors of the Company. Each such director is eligible to participate in the Equity Compensation Plan.

Shares Subject to the Plan.    The Equity Compensation Plan provides that a maximum of 18,000,000 shares of Common Stock will be available for issuance in connection with awards under the plan. The maximum number of shares available for grants of restricted stock and participation units pursuant to the plan is 5,000,000. If any award under the Equity Compensation Plan expires unexercised, is forfeited, terminates or is canceled (in whole or in part) for any reason without corresponding shares having been issued, the shares previously issuable pursuant to such award may be reissued under the plan. If any award or portion of an award is not issued because instead such shares of Common Stock are used to satisfy the applicable tax withholding obligation or to pay the exercise price of any stock option or other award, or to the extent eligible unrestricted shares of Common Stock are delivered to satisfy any such obligation, then any such withheld or delivered shares may again be reissued pursuant to the plan. As of March 12, 2004, the closing market price of the Common Stock on the New York Stock Exchange was $87.91 per share.

Award Types.    The Equity Compensation Plan permits grants of Common Stock, stock options, restricted stock, participation units or any combination thereof, to officers, employees and non-employee directors, and permits a participating director to elect to receive his or her annual retainer in Common Stock. Awards may be based on the attainment of individual or Company performance goals pre-established by the Compensation Committee or a subcommittee thereof.

Common Stock Awards.    If an award or payment of retainer is to be made in Common Stock pursuant to the Equity Compensation Plan, the number of shares is determined by dividing the amount of the award or retainer by the average of the highest and lowest quoted selling price per share of the Common Stock on the national securities exchange on which the Common Stock is traded on the date the award is made. No one participant in any calendar year can be granted an award with respect to more than 500,000 shares of Common Stock.

Stock Option Awards.    The Equity Compensation Plan provides for the grant of incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code, and non-qualified stock options. Pursuant to the terms of the Equity Compensation Plan, the Compensation Committee sets the terms and conditions of any award of stock options, but the exercise price per share for such options may not be less than the fair market value of a share of Common Stock on the grant date or have a term of more than five years. In addition, no one participant in any calendar year can be granted an award with respect to more than 500,000 shares of Common Stock pursuant to stock options.

No award granted pursuant to the Equity Compensation Plan will entitle the optionee to receive an automatic grant of additional stock options in connection with any exercise of the original stock option. Shareholder approval is required to reprice any stock options granted pursuant to the Equity Compensation Plan after their grant date. The exercise price of shares purchased on the exercise of any stock option may be paid in cash, Common Stock or both, by cashless exercise or in any other manner as may be permitted by the Compensation Committee. Options are not transferable except by will or pursuant to the laws of descent and distribution.

Restricted Stock Awards.    Awards of restricted stock represent Common Stock that may not be sold, transferred, pledged, assigned or otherwise alienated except upon the passage of time, or upon satisfaction of performance goals or other conditions. The recipient of an award of restricted stock may vote the shares awarded and will be entitled to the payment of dividends and other distributions on the shares from the date the award is made. Shares underlying restricted stock awards may not vest sooner than three years from the original grant date, except in specified circumstances, such as in connection with shares issued pursuant to a performance-based formula. No one participant in any calendar year can be granted an award with respect to more than 100,000 shares of restricted stock.

Participation Unit Awards.    Participation units are awards of unfunded obligations of the Company that have a value derived from or related to the value of Common Stock, including for example, stock appreciation rights, phantom stock units or restricted stock units, and are payable in cash, Common Stock or any combination thereof. No one participant in any calendar year can be granted an award of participation units with a value greater than 100,000 shares of Common Stock.

Amendment and Termination.    The Compensation Committee may suspend the operation of, terminate or amend the Equity Compensation Plan, provided that no suspension, termination or amendment will adversely impair the rights of any individual under any outstanding award without such individual’s consent. Any such amendment that requires shareholder approval under applicable law or stock exchange or market listing rule may not take effect until such approval is obtained.

Adjustments and Reorganizations.    In the event of any change in the corporate structure or capitalization of the Company affecting the Common Stock, such as any merger, consolidation, distribution of stock or property, reorganization, recapitalization or stock split, the Compensation Committee may adjust the number and kind of shares of Common Stock available for grant under the plan or referenced in outstanding awards or the exercise price and other terms thereof, as the Compensation Committee determines to be appropriate and equitable to prevent dilution or enlargement of the rights of participants under the Equity Compensation Plan.

Change in Control.    In the event of a change in control of the Company, all outstanding awards will become fully and immediately vested and exercisable and all applicable restrictions and limitations will lapse.

Federal Income Tax Consequences of Awards

Cash, Common Stock, Restricted Stock Awards and Participation Units.    Awards in cash and Common Stock are generally taxable as compensation to the participant at the time of payment. Awards of restricted stock do not constitute taxable income to the participant until such time as restrictions lapse with regard to any installment, unless the participant elects to realize taxable ordinary income in the year of award in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. Awards of participation units do not constitute taxable income to the participant until such time as the participant receives cash or Common Stock under the terms of the awards. The Company generally is entitled to a deduction when income is taxable to a participant. The amount of taxable income to the participant and corresponding deduction generally is equal to the total amount of the cash and/or fair market value of the shares of Common Stock received. Any interest and/or dividend equivalents earned on awards will also be taxable as compensation to the participant and deductible by the Company at the time of payment. Amounts taxable as compensation to the participant are subject to withholding and employment taxes.

Non-Statutory Options.    A participant who is awarded a non-statutory stock option (“NSO”) does not recognize taxable income at the time of award, but will recognize compensation income upon exercise of the NSO. The Company is not entitled to a deduction upon grant of an NSO, but is entitled to a deduction upon exercise of an NSO, when income is taxable to a participant. The amount of taxable income to the participant and corresponding deduction generally is equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price paid. Amounts taxable as compensation to the participant are subject to withholding and employment taxes.

Incentive Stock Options.    A participant who is awarded an incentive stock option (“ISO”) generally does not recognize taxable income at the time of award or upon exercise of an ISO, but the excess of the fair market value of the shares acquired over the exercise price is included in the participant’s income for alternative minimum tax purposes. Neither the grant nor exercise of an ISO entitles the Company to a deduction. A participant who acquires shares by exercise of an ISO (“ISO shares”) recognizes income on a sale or other disposition of those ISO shares, equal to the difference between the amount received on the sale or disposition of the ISO shares and the exercise price paid. If the participant holds ISO shares for at least two years after the ISO grant date and at least one year from the date of exercise, income on the sale of the ISO shares will be taxed to the participant at long-term capital gain rates. In such case, the Company is not entitled to a deduction. If the participant sells ISO shares less than two years after the ISO grant date, or less than one year from the date of exercise, income on the sale of the ISO shares will be taxed to the participant as compensation income to the extent of the difference between the exercise price of the ISO and the fair market value of the ISO shares on the date of exercise. Any additional income will be taxed to the participant as long-term capital gain if the shares have been held for more than one year. The Company will be entitled to a deduction in the amount that is treated as compensation income to the participant. That amount may be subject to withholding and employment taxes.

Compensation Deduction Limitations.    The Company generally may not deduct as compensation expense more than $1,000,000 paid in any tax year to each of the Named Executive Officers. This deduction limitation does not apply to certain types of compensation, including qualified performance-based compensation. The Company intends that awards to such individuals under the Equity Compensation Plan qualify as performance-based compensation and be exempt from the deduction limitation.

For compensation to qualify as performance-based, the Company is required to obtain shareholder approval of the business criteria on which the performance goals will be set by the Subcommittee for awards to the most senior officers. The Equity Compensation Plan provides that performance goals set by the Subcommittee with respect to awards to the most senior officers will be based upon one or a combination of the following business measurements: (i) market price of Common Stock, (ii) earnings per share of Common Stock, (iii) net income or profit (before or after taxes), (iv) return on total stockholder equity, (v) return of stockholders’ equity, (vi) cash flow, (vii) cumulative return on net assets employed, (viii) earnings before interest, taxes, depreciation and amortization, (ix) sales or revenues, (x) return on assets, capital or investment, (xi) market share, (xii) cost reduction goals, (xiii) budget comparisons, (xiv) implementation or completion of specified projects or processes, (xv) the formation of joint ventures, research or development collaborations, or the completion of other transactions or (xvi) any combination of the foregoing.

Your Board of Directors unanimously recommends that you vote FOR the approval of the Equity Compensation Plan.

Shareholder Proposal — Poison Pills

(Proposal 3)

The Company has been advised by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of 100 shares of Common Stock, that he intends to present at the Annual Meeting the following shareholder proposal. The Company is not responsible for the accuracy or content of the proposal and supporting statement, presented below, as received from the proponent. The Company’s reasons for opposing the proposal are also presented below.

Proposal and Supporting Statement

3 — SHAREHOLDER INPUT ON POISON PILLS

RESOLVED: That the shareholders of our company request that our Board of Directors adopt a policy requiring a shareholder vote regarding the adoption or extension of any poison pill, and if such a policy is adopted, the shareholders of our company request that our Board of Directors seek a shareholder vote regarding the alteration or removal of such policy. Any matter requiring the above non-binding shareholder vote would be submitted to the shareholders as a separate ballot item as soon as may be practical.

We as shareholders voted in support of a similar topic:

Year	Rate of Approval
2003	54%

This percentage is based on yes and no votes cast. The 54% approval followed our Board’s objection to the proposal. The 46% vote which agreed with our board’s objection equaled only 34% of shares outstanding. The recommended policy would give our Board the flexibility to ignore our shareholder vote if our Board seriously believes it has a good reason to do so.

This topic also won an overall 60% yes-vote rate at 79 companies in 2003.

IRRC Corporate Governance Bulletin, June — Sept. 2003

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, Calif. 90278 submitted this proposal.

Poison Pill Negative

The key negative of poison pills is that pills can preserve management deadwood instead of protecting investors.

Source: Morningstar.com Aug. 15, 2003

Poison Pills May Water Down Shareholders’ Votes

Poison pills may have the effect of watering down shareholders’ votes and consequently depriving them of a meaningful voice in corporate affairs.

From “Take on the Street” by Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001

The Potential of a Tender Offer Can Motivate Our Directors

Hectoring directors to act more independently is a poor substitute for the bracing possibility that shareholders could sell the company out from under its present management.

Source: Wall Street Journal, Feb. 24, 2003

Diluted Stock

A poison pill is an anti-democratic management scheme that, if triggered, would flood the market with diluted stock, and it is not a reason that a tender offer for our stock should fail.

Source: The Motley Fool, June 13, 1997

Like a Dictator

Poison pills are like a dictator who says, “Give up more of your freedom and I’ll take care of you.”

T.J. Dermont Dunphy, CEO of Sealed Air (NYSE) for 25 years, The Wall Street Journal, April 28, 1999.

I believe our Directors could make a token response — hoping to gain points in the new corporate governance rating systems. A response, with a loophole to allow our directors to give a poison pill without a non-binding shareholder vote at any time, would not substitute for the recommended policy.

Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org whose members have $2 trillion invested, called for shareholder approval of poison pills.

Shareholder Input on Poison Pills

Yes on 3

Statement by the Board of Directors Against the Shareholder Proposal

In 1993, we redeemed a shareholder rights plan (sometimes referred to as a “poison pill”) that had been adopted during the 1980s. Currently, we do not have a shareholder rights plan and the Board of Directors has no current plans to adopt one. Circumstances could arise in the future, however, where the adoption of such a plan would be an important mechanism for protecting the interests of our shareholders. Requiring a shareholder vote before the adoption of a rights plan, even if the vote is non-binding, might impede the ability of the Board of Directors to adopt such a plan in a timely manner in the event that it determined it was appropriate to do so to protect the interests of the Company’s shareholders.

Shareholder rights plans are designed to protect a corporation from an acquisition that may not be in the best interest of the corporation and its shareholders by encouraging potential acquirers to negotiate with the corporation’s board of directors and discouraging unfair or coercive takeover tactics. That is why over 2,000 public companies, including more than half of the companies in the Standard & Poor’s 500 Index, have adopted some type of rights plan, and the Company believes there is substantial empirical evidence that a shareholder rights plan may better position a board of directors to achieve the best result for all shareholders in the event there is a bid for the Company.

In recommending a vote against the proposal, the Board of Directors has not determined that a rights plan should be adopted by the Company. Any such determination would be made only after careful deliberation, in light of all circumstances then prevailing, in compliance with its policy statement on poison pills as summarized above, and in the exercise of the Board’s fiduciary duties under Delaware law to represent the Company’s shareholders when evaluating the merits of any acquisition proposal. In this regard, it should be noted that your Board of Directors is elected by the shareholders, and all but one of its members are independent directors who are not employed by the Company. Your directors directly or indirectly own, in the aggregate, more than 18 million shares of Common Stock.

Your Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

Shareholder Proposal — Foreign Military Sales

(Proposal 4)

The Company has been advised by representatives of the Loretto Literary & Benevolent Institution, owner of 200 shares of Common Stock, representatives of Sisters of Mercy of the Americas, Regional Community of Detroit Charitable Trust, owner of 100 shares of Common Stock, representatives of Christus Health, owner of 3,600 shares of Common Stock, representatives of the Missionary Oblates of Mary Immaculate, owner of 10,100 shares of Common Stock, and representatives of the Congregation of Sisters of St. Agnes, representatives of Sisters of the Holy Spirit and representatives of the Congregation of the Sisters of Charity of the Incarnate Word, Houston, collectively owners of over $2,000 in market value of Common Stock, that they intend to present at the Annual Meeting the following shareholder proposal. The Company is not responsible for the accuracy or content of the proposal and supporting statement, presented below, as received from the proponents. The Company’s reasons for opposing the proposal are also presented below.

Proposal and Supporting Statement

FOREIGN MILITARY SALES 2003

WHEREAS the United States exports weapons and related military services through foreign military sales (government-to-government), direct commercial weapons sales (U.S. companies to foreign buyers), equipment leases, transfers of excess defense articles and emergency drawdowns of weaponry.

The United States was the leader in total worldwide sales in 2002, with about $13.3 billion, or 45.5% of global conventional weapons deals, a rise from $12.1 billion in 2001. Of that, $8.6 billion was to developing nations, or about 48.6%. (“Conventional Arms Transfers to Developing Nations, 1995-2002,” Congressional Research Service, Report for Congress, 9/2003)

In a number of recent United States combat engagements (e.g., the first Gulf War, Somalia and Afghanistan), our troops faced adversaries who had previously received U.S. weapons or military technology.

In Fiscal Year 2002, General Dynamics was ranked as 4th largest Department of Defense contractor with $7.1 billion in contracts. (Government Executive, September 2003).

RESOLVED: Shareholders request that the Board of Directors provide within six months of the annual meeting, a comprehensive report, at reasonable cost and omitting proprietary and classified information, of General Dynamics’ foreign sales of weapons-related products and services.

SUPPORTING STATEMENT

We believe with the American Red Cross that “the greater the availability of arms, the greater the violations of human rights and international humanitarian law.” Global security is security of all people. Weapons sold to one country at a certain time can become a threat to our own security, as we have seen several times in our recent history.

Therefore, we believe it is reasonable that the report include:

1.	Processes used to determine and promote foreign sales;
2.	Criteria for choosing countries with which to do business;
3.	Procedures used to negotiate foreign arms sales, government-to-government and direct commercial sales and the percentage of sales for each category;
4.	Categories of military equipment or components, including dual use items exported for the past three years, with as much statistical information as permissible; contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

Statement by the Board of Directors Against the Shareholder Proposal

Our business includes the development and supply of products and technologies under contracts with the U.S. Department of Defense. We are committed to doing business in full compliance with all laws and governmental policies relating to the sale or transfer of products and technologies to foreign entities. Defense products and technologies cannot be sold to or transferred outside of the United States without the approval of the U.S. government. Since defense and foreign policy decisions, including the number and kinds of arms that may be sold abroad, as well as the manner in which they may be sold, are made by national legislative and executive governmental officials responsible for determining and advancing our national interests, the substance of the matter raised in this proposal is more properly addressed by the appropriate governmental officials.

The Board also believes that information regarding most military exports is already adequately disclosed through the news media and U.S. government provided information. The Board does not believe that the costly collection and dissemination of the requested data would meaningfully add to the information already available to shareholders.

Your Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

Other Information

Additional Shareholder Matters

If any other matters properly come before the Annual Meeting, the proxies grant the proxy holders discretionary authority to vote on such matters, except to the extent such discretion may be limited under Rule 14a-4(c) of the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, as well as persons who are beneficial owners of more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with copies of these forms. To the Company’s knowledge, based solely on its review of the copies of Forms 3, 4 and 5 submitted to the Company, the Company believes that all the officers and directors of the Company complied with all filing requirements imposed by Section 16(a) of the Exchange Act during 2003. Currently, there are no persons who hold more than 10 percent of the Common Stock of the Company.

Shareholder Proposals for 2005 Annual Meeting of Shareholders

Our 2005 annual meeting of shareholders is scheduled to be held on May 4, 2005, which date is within 30 days of the anniversary date of the 2004 Annual Meeting. Accordingly, assuming the 2005 annual meeting is held as scheduled, if you intend to present a proposal at our 2005 annual meeting of shareholders, you must set forth such proposal in writing and file it with the Secretary of the Company no later than November 22, 2004, in order for it to be considered for inclusion in the proxy materials to be distributed in connection with the 2005 annual meeting. Any such proposal, including any accompanying supporting statement, may not exceed 500 words.

If you intend to present a proposal at our 2005 annual meeting of shareholders that is not to be included in the proxy materials for our 2005 annual meeting, you must comply with the requirements set forth in our By-Laws, which require that a shareholder submit a written notice to the Secretary of the Company. Any such notice must be received at our principal executive offices not less than 90 days, and no more than 120 days, prior to the anniversary of the preceding year’s annual meeting, except that, in the event that the annual meeting is more than 30 days before or more than 70 days after such anniversary date or other prior public disclosure of the date of the meeting, notice of the nomination must be received no more than 120 days and not less than the later of 90 days prior to the annual meeting or 10 days after notice or public disclosure of the meeting date. It is currently expected that the 2005 annual meeting of shareholders will be held on May 4, 2005. Therefore, the deadline for timely submission of a proposal by a shareholder for consideration at the annual meeting is currently expected to be between the dates of January 4, 2005, and February 3, 2005, inclusive.

Annual Report on Form 10-K

Our Annual Report, which includes our Form 10-K, accompanies this Proxy Statement, but is not deemed a part of the proxy solicitation material. The Company will furnish, without charge to any shareholder, a copy of its Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. A copy of this report may be obtained upon oral or written request to David A. Savner, Corporate Secretary, General Dynamics Corporation, 3190 Fairview Park Drive, Falls Church, Virginia 22042, 703-876-3000. Our Form 10-K and other public filings are also available through the Securities and Exchange Commission’s Internet website (http://www.sec.gov) and on the Company’s website (http://www.generaldynamics.com).

Delivery of Documents to Shareholders Sharing an Address

In accordance with a previous notice sent to eligible shareholders who share a single address where shares are held through the same nominee (e.g., all accounts are at the same brokerage firm), only one Annual Report and Proxy Statement is being delivered to that address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Annual Report and/or the Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. If you wish to receive a separate copy of the Annual Report and/or the Proxy Statement, if you wish to receive a separate annual report and/or proxy statement in the future or if multiple copies of the Annual Report and Proxy Statement are being delivered to your address and you wish to receive a single copy of the annual report and proxy statement in the future, please phone 703-876-3000 or write to David A. Savner, Corporate Secretary, General Dynamics Corporation, 3190 Fairview Park Drive, Falls Church, Virginia 22042.

Falls Church, Virginia,

March 22, 2004

APPENDIX A

Corporate Governance Guidelines

General Dynamics is a Delaware corporation and as such, the Company’s business and affairs are managed by or under the direction of its Board of Directors, which is elected by the shareholders. The basic responsibility of the directors is to exercise their business judgment and act in what they reasonably believe to be the best interests of the Company and its shareholders. The day-to-day business and affairs of the Company are conducted by its employees and officers, under the direction of the chief executive officer (CEO) and the oversight of the Board.

The following guidelines have been approved by the Board of Directors and, along with the charters of the Board’s committees, provide the framework for the governance of General Dynamics. The Board will review these guidelines and other aspects of General Dynamics’ governance annually or more often if deemed necessary.

Board Responsibilities

In addition to its general oversight of management, the Board or its committees performs the following principal functions:

•	reviewing, approving and monitoring the Company’s business strategies, annual operating plan and major corporate actions;

•	selecting, evaluating and compensating the CEO;

•	providing counsel and oversight on the selection, evaluation and compensation of senior management;

•	reviewing and approving CEO and management succession planning;

•	ensuring appropriate processes are in place for maintaining the integrity of the Company — including the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers, suppliers and other stakeholders; and

•	advising and counseling management.

Board Interaction with Stakeholders.  The Board believes that as a general matter management speaks for the Company, but recognizes that individual Board members may, from time to time, meet or otherwise communicate with outside constituencies that are involved with the Company. In those instances, however, it is expected that directors will do so only with the prior knowledge and concurrence of senior management.

Board Composition

Size of Board and Selection Process.  Each director is elected annually by the shareholders for a one-year term. Annually the Board fixes the number of directors that will constitute the Board for the following year. The Board believes that a board of 10 to 15 directors is the appropriate size for General Dynamics. The size of the Board is currently set at 12 members.

Each year the Nominating and Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and composition of the Board,

including the appropriate characteristics and experience required of new Board members in the context of the current composition of the Board. Shareholders may propose nominees for election as directors for consideration by the Nominating and Corporate Governance Committee by giving written notice to the Corporate Secretary. The Board proposes a slate of nominees to the shareholders for election to the Board at the annual meeting of shareholders. Between annual shareholder meetings, the Board may appoint directors to serve until the next annual meeting.

Qualifications.  In assessing potential new directors, the Nominating and Corporate Governance Committee considers the character, background and professional experience of candidates. Each director or nominee should possess good judgment and an inquiring and independent mind. Prior government service and familiarity with the issues affecting defense and aerospace businesses are among the relevant criteria. All nominees must possess a reputation for the highest personal and professional ethics, integrity and values. The Committee will also carefully consider any potential conflicts of interest.

Directors must be willing to devote sufficient time and effort to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal employment.

Independence of Directors.  A majority of the directors must be independent directors under the New York Stock Exchange (NYSE) rules. The Board has determined that currently 10 of General Dynamics 11 directors are independent. General Dynamics’ goal is that at least two-thirds of the directors will be independent at all times under the NYSE rules.

To be considered independent under the NYSE rules, the Board must determine that a director does not have any direct or indirect material relationship with General Dynamics. The Board has established the following standards to assist it in determining director independence in accordance with the NYSE rules. An “independent director” will mean a director who:

(a)	is not an employee, nor has an immediate family member who is an executive officer, of the Company;
(b)	does not receive, nor has an immediate family member who receives, any direct compensation from the Company, other than director and committee fees;
(c)	does not receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, other than director and committee fees;
(d)	is not, nor has an immediate family member who is, employed as an executive officer of another company where any executive officer of General Dynamics serves on the compensation committee;
(e)	is not affiliated with or employed by, nor has an immediate family member affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;
(f)	except as otherwise provided in (g) below, is not an executive officer or an employee, nor has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of the revenues of such company; and
(g)	is not a director, trustee or executive officer of a charitable organization which, in any single fiscal year, receives contributions from the Company in an amount which exceeds the greater of $1 million or 2% of the revenues of such organization.

For purposes of these independence standards, the term “the Company” includes any subsidiary and the term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

For relationships not covered by the independence standards above, the determination of whether a relationship is material, and therefore whether the director is independent, will be made by the directors who satisfy the independence standards set forth above and the basis for the determination will be explained in the Company’s annual proxy statement. Any determination by the Board that a director is independent despite the fact that the director does not meet the independence standards set forth above will also be explained in the Company’s annual proxy statement.

Each independent director will notify the Board as soon as practical in the event that his or her circumstances change in any manner that may affect the Board’s independence determination.

Service on Other Boards.  General Dynamics does not limit the number of other public company boards on which a director may serve. However, General Dynamics does expect all directors to devote sufficient time and effort to their duties as a Board member. The CEO may not serve on the board of a company for which a General Dynamics independent director serves as an officer. Members of the General Dynamics’ audit committee will not serve on the audit committee of more than one other public company. Directors are required to notify the Nominating and Corporate Governance Committee prior to accepting an invitation to serve on the board, audit committee or compensation committee of another public company to ensure there are no conflicts of interest or other issues.

Retirement Age.  It is the Company’s general policy, as reflected in its By-Laws, not to nominate individuals who have reached the age of 72 for election to its Board of Directors. Individuals over the age of 72 years may stand for election as directors only with the approval of the Nominating and Corporate Governance Committee and a two-thirds vote of the directors then in office and for circumstances of significant benefit to the Company that will be enumerated in the Company’s proxy statement. The Board does not believe that term limits on directors’ service are appropriate.

Former Chief Executive Officer’s Board Membership.  When a CEO resigns or retires from active management of the Company, he or she must submit his or her resignation from the Board for consideration. Whether the resignation is accepted or rejected is a matter for consideration by the Board.

Board Operations

Chairman of the Board.  The Board customarily combines the role of Chairman of the Board with the role of CEO. This combination has served the Company well over a great many years, and the Board believes it generally provides the most efficient and effective leadership model for the Company.

Board Meetings.  The Board of Directors has seven scheduled meetings per year, and will meet more often if necessary. Annually, the Board conducts a two-day meeting with senior management to review General Dynamics’ strategic plans, goals and objectives. Directors are expected to attend all scheduled Board and committee meetings and the annual meeting of shareholders.

Meetings of Non-Employee Directors.  Executive sessions of only non-employee directors are regularly scheduled in connection with each Board meeting. The directors have determined that the chairs of the Board’s standing committees will each, on a rotating basis, preside at such meetings. The non-employee directors may meet without management present at such other times as requested by the non-employee directors.

Meeting Agendas.  The Chairman and CEO establishes a preliminary agenda for each Board meeting. Any director may request items to be included on the agenda, and any director may raise at any Board meeting subjects that are not on the agenda for that meeting. The Company’s Secretary maintains a list of recurring agenda items and the timing of such agenda items throughout the year. To the extent practical and appropriate, the meeting agenda and information materials relating to the agenda issues will be provided to the directors before each scheduled Board or committee meeting. Directors may make suggestions for agenda items, or additional meeting materials, to the CEO or appropriate committee chair at any time.

Director Orientation.  The general counsel and the chief financial officer will be responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Each new director will, within six months of election to the Board, spend a day at corporate headquarters for personal briefing by senior management on the Company’s strategic plans, its financial statements, and its key policies and practices.

Self-Assessment.  The Board and each of the committees will perform an annual self-assessment. Each December, the directors will be requested to provide their assessments of the effectiveness of the Board and the committees on which they serve. The individual assessments will be organized and summarized by the legal department of the Company for discussion with the Board and the committees in February and March.

Access to Management and Independent Advisors.  The Company will provide each director with complete access to the management of the Company. The Board and its committees will have the right at any time to retain independent outside financial, legal or other advisors, at the Company’s expense.

Board Structure

Board Committees.  The Board has established the following committees to assist the Board in discharging its responsibilities:

•	Audit

•	Compensation

•	Nominating and Corporate Governance

•	Benefit Plans and Investment

•	Planning and Business Development

The current charters of these committees are published on the General Dynamics website, and will be mailed to shareholders on written request. The committee chairs report the highlights of their meetings to the full Board following each meeting of the respective committees.

Committee Membership.  All members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee will satisfy the Company’s independence standards, as well as all applicable regulatory requirements, if any. The individual qualifications of committee members are reviewed annually for compliance with the various regulatory requirements mandated for the members of each particular committee. The Nominating and Corporate Governance Committee recommends the members and chairs of the committees to the Board.

Board and Executive Compensation; Succession Planning

Compensation of the Board.  The Compensation Committee, which is composed entirely of independent directors, has the responsibility for recommending to the Board the level and form of compensation and benefits for directors. In discharging this duty, the Committee is guided by best practices and emerging trends in director compensation, and director compensation is benchmarked against industry peer groups and other companies with comparable revenue. Additionally, the Board believes that compensation should align directors’ interests with the long-term interests of shareholders. The Committee believes these goals will be served by providing a significant portion of a director’s annual retainer in equity. The annual equity award is allocated between options and restricted stock in the same ratio as options and restricted stock are allocated to participants in the Company’s equity compensation plans. While the Board does not believe it is appropriate to specify the level of stock ownership an individual director should hold, each director is encouraged to develop a meaningful ownership position in the Company over time. Directors that are officers or employees of the Company do not receive any additional compensation for their service as directors. The Compensation Committee reviews director compensation and benefits annually.

Annual Compensation Review of the CEO and Senior Management.  The Compensation Committee annually reviews the performance and compensation of the CEO. The Committee is responsible for setting annual and long-term performance goals for the CEO and for evaluating his or her performance against such goals. The Committee is also responsible for setting annual and long-term performance goals and compensation for the Company’s senior executive officers. General Dynamics’ compensation program is designed to reward individual and Company-wide performance and to create incentives for both operating performance in the current year and for the long-term benefit of the Company’s business so as to align the interests of management with the interests of shareholders.

Loans to Directors and Officers.  The Company will not make any personal loans or extensions of credit to directors or executive officers.

Succession Planning.  The CEO reports annually to the Nominating and Corporate Governance Committee and the Board on planning for CEO succession, as well as for other key executive officers, either in the event of a sudden emergency or upon retirement. The CEO also reports annually to the Nominating and Corporate Governance Committee on the Company’s management development activities.

Ethics and Conflicts of Interest

Codes of Ethics.  The Board expects General Dynamics directors, officers and employees to act ethically at all times. To that end, directors are subject to the Code of Conduct for Directors and all officers and employees are subject to the policies comprising General Dynamics’ code of conduct set forth in the Company’s Standards of Business Ethics and Conduct handbook. The CEO, chief financial officer, controller and all persons performing similar functions are subject to an additional code of ethics. All of these ethics policies are posted on the General Dynamics’ website.

Conflicts of Interest.  If an actual or potential conflict of interest arises for a director, the director will promptly inform the CEO and the chair of the Nominating and Corporate Governance Committee. All

directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Board will resolve any conflict of interest question involving the CEO, and the CEO will resolve any conflict of interest issue involving any other officer of the Company.

Receipt of Concerns or Complaints

General Concerns or Complaints.  Any shareholder or other interested party who has a concern or inquiry regarding the conduct of the Company may communicate directly with either the Company’s non-employee directors or the full Board. The chair of the Nominating and Corporate Governance Committee will receive all such communications on behalf of the non-employee directors and the full Board. Communications may be confidential or anonymous, and may be submitted in writing to the chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, at the address set forth on the Company’s website. All written communications will be received and processed by the Corporate Secretary and all substantive communications will be referred to the chair of the Nominating and Corporate Governance Committee. All such communications will be reviewed and, if necessary, investigated and addressed by the chair of the Nominating and Corporate Governance Committee and the status of such communications will be reported to the non-employee directors or the full Board on a quarterly basis. The Corporate Secretary will assist with the tracking of all concerns and inquiries. Additionally, the chair of the Nominating and Corporate Governance Committee may direct special treatment, including the retention of outside advisors or counsel, for any such concern or inquiry.

Accounting Concerns or Complaints.  Concerns or complaints regarding the Company’s accounting, internal accounting controls or auditing matters, may be communicated directly to the Audit Committee. Such communications may be confidential and anonymous, and may be submitted in writing or reported by telephone. Written communications may be submitted to the chair of the Audit Committee in care of the Ethics Officer of the Company, at the address set forth on the Company’s website. Telephone reports may be made by employees of the Company via a toll-free hotline number that is provided to all employees. All communications will be reviewed, investigated and addressed in the ordinary course by the Company’s Ethics Officer unless otherwise instructed by the Audit Committee. The status of all such concerns and complaints will be reported to the Committee on a quarterly basis, or more frequently as determined by the Committee. The Audit Committee may direct that certain matters be presented to the full Board and may direct special treatment, including the retention of outside advisors or counsel, for any concern or complaint addressed to them.

The Company’s Standards of Business Ethics and Conduct handbook prohibits retaliation against any person who raises in good faith an ethics or compliance issue.

APPENDIX B

AUDIT COMMITTEE

Pre-approval Policies and Procedures for

Audit and Non-audit Services

1.	Purpose. The Audit Committee (the “Committee”) has adopted these policies and procedures to document the process by which it will engage a registered public accounting firm to prepare or issue an audit report or related work, or to perform non-audit services.

2.	Policy. As required by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as provided by the Committee’s charter, the Committee will be responsible for the compensation and oversight of the work of the Corporation’s independent auditors (the “independent auditors”) for the purpose of preparing or issuing an audit report or related work. In addition, the Committee has the sole authority to retain and terminate the Corporation’s independent auditors, and the independent auditors will report directly to the Committee.

3.	Procedures.

(a)	Audit Services

(i)	The Committee has the sole responsibility for engaging the independent auditors, which includes approving the scope, fees and terms of the audit.

(ii)	Audit services must be approved by the Committee before work may be performed.

(iii)	The Committee is responsible for soliciting and reviewing proposals for audit services necessary for preparing and issuing an audit report and related work.

(iv)	The pre-approval process for audit services shall be as follows:

(A)	In advance of the scheduled distribution of materials for the Committee meeting scheduled for March of each fiscal year, the independent auditors shall provide to the Committee a reasonably detailed summary of proposed audit services for the period from April of that year through March of the following year, including estimated fees. The summary shall include all audit services associated with the Corporation’s periodic reporting with the Securities and Exchange Commission (the “SEC”), the United States government, the Department of Labor and other regulatory agencies, as well as any specific non-recurring audit services anticipated during the period in question.

(B)	The Committee will ordinarily review and conduct the pre-approval process with respect to such services prior to or during the March meeting, or at such other time as the Committee may determine.

(C)	If other audit services not included in the pre-approved services are required during the year, the independent auditors shall provide to the Committee a reasonably detailed summary of such services, including estimated fees, in advance of the next regularly scheduled Committee meeting such that the Committee can pre-approve the services in advance of commencement of the work.

(v)	Audit services and related work include but are not limited to consents, comfort letters in connection with securities underwritings, debt compliance reports, statutory audits of the Corporation’s subsidiaries, and internal control reports.

(b)	Non-audit Services

(i)	The Committee has the sole responsibility for engaging the independent auditors to provide non-audit services, which includes approving the scope, fees and terms of the work.

(ii)	Non-audit services to be performed by the independent auditors must be pre-approved by the Committee before work may be performed, subject to the de minimis exception set out in subsection (vii) below.

(iii)	The Committee shall scrutinize all proposed non-audit services to be performed by the independent auditors to ensure that the independent auditors’ independence and objectivity are not compromised by the performance of such services. The Committee’s evaluation shall consider the SEC’s prohibition on the following:

(A)	the independent auditors functioning in the role of management;

(B)	the independent auditors auditing their own work; and

(C)	the independent auditors serving in an advocacy role.

(iv)	The independent auditors shall not provide contemporaneously with audit services the following non-audit services:

(A)	bookkeeping or other services related to the Corporation’s accounting records or financial statements;

(B)	financial information systems design and implementation;

(C)	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

(D)	actuarial services;

(E)	internal audit outsourcing services;

(F)	management functions or human resources;

(G)	broker dealer, investment advisor or investment banking services;

(H)	legal services and expert services unrelated to the audit; and

(I)	any other services that the Public Company Accounting Oversight Board determines, by regulation, to be impermissible.

(v)	The independent auditors may provide any other non-audit services not listed in subsection (iv) above, or not otherwise prohibited, subject to pre-approval as required pursuant to these policies and procedures. If the Committee approves the performance of non-audit services by the independent auditors, such services must be disclosed to investors in the company’s periodic filings required by Section 13(a) of the Exchange Act (e.g., Annual Report on Form 10-K, Form 10-Q, etc.).

(vi)	The pre-approval process for non-audit services shall be the same as that for audit services described in 3(a)(iv) above.

(vii)	Notwithstanding the foregoing, the pre-approval requirement may be waived for “de minimis” non-audit services if the following conditions are met:

(A)	the aggregate amount of all non-audit services provided to the Corporation by the independent auditors does not exceed 5 percent of total fees paid by the Corporation to the independent auditors during the fiscal year in which the non-audit services are provided;

(B)	the services were not recognized by the Corporation at the time of the engagement to be non-audit services; and

(C)	the services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

(viii)	If the non-audit services meet the de minimis exception for pre-approval set forth above, the independent auditors’ performance of the non-audit services still must be disclosed in the Corporation’s periodic SEC filings.

(ix)	The authority to hire a registered public accounting firm other than the independent auditors to perform non-audit services is the responsibility of the Corporation’s management. Such authority includes the hiring of a registered public accounting firm to perform internal audit services.

Effective: March 31, 2003

APPENDIX C

GENERAL DYNAMICS CORPORATION

EQUITY COMPENSATION PLAN

1.	Purpose of the Plan.

The purpose of the Plan is to provide the Company with an effective means of attracting, retaining, and motivating directors, officers and key employees, and to provide them with incentives to enhance the growth and profitability of the Company.

2.	Effective Date and Duration of the Plan.

The Plan was adopted by the Board on March 3, 2004, subject to approval by the stockholders of the Parent. If the Plan is not approved by the stockholders before the first anniversary of its adoption by the Board, then the Plan will automatically terminate and be of no force or effect. Awards may be made pursuant to the Plan through and including the 10 year anniversary of the date of the latest stockholder approval of the Plan, including without limitation any stockholder approval of any amendment to the Plan to increase the share award capacity hereunder.

3.	Definitions; Rules of Construction.

(a)	Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

Act shall mean the Securities Exchange Act of 1934, as amended from time to time, including any regulations promulgated thereunder.

Award shall mean a grant under the Plan in any form permitted hereunder.

Beneficial Owner shall have the meaning used in Rule 13d-3 promulgated under the Act.

Beneficiary shall mean (A) the person designated by the Participant, in the manner provided by the Committee, to receive benefits upon the death of the Participant, or (B) the estate of the Participant in the event no such designation shall have been made or the person so designated shall have died prior to or coincident with the Participant.

Board shall mean the Board of Directors of the Parent.

Change in Control shall have the meaning set forth in Section 15 of the Plan.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time, including any regulations promulgated thereunder.

Committee shall mean the Compensation Committee of the Board and any successor committee thereto; provided that for these purposes, references herein to the Committee shall be deemed to include the Subcommittee, as applicable.

Common Stock shall mean the common stock of the Parent.

Company shall mean collectively the Parent and its Subsidiaries.

Fair Market Value shall mean, as of the date of determination, (A) the average of the highest and lowest quoted selling price per share of Common Stock on the national securities exchange or such other market on which such stock is principally traded, as determined by the Committee, or (B) if the shares of Common Stock are not listed or admitted to trading on any such exchange or market, the average of the highest and lowest selling price as reported by an over-the-counter market; provided that if no sales occur as of the date of determination, then the date of determination shall be the last day on which a sale was reported; further provided that if the shares of Common Stock are not then listed on a national securities exchange or market or traded in an over-the-counter market, such value shall be determined by the Committee in good faith. In no event shall the Fair Market Value of any share of Common Stock be less than the par value per share of Common Stock.

Grant Date shall mean the date an Award is made to a Participant.

Incumbent Board shall have the meaning set forth in Section 15 of the Plan.

ISO shall mean any Option, or portion thereof, awarded pursuant to the Plan which is designated by the Committee as an incentive stock option and also meets the applicable requirements of an incentive stock option pursuant to Code Section 422.

Non-Employee Director shall mean a member of the Board who is not an employee of the Company.

Non-Statutory Stock Option shall mean any Option awarded under the Plan which does not qualify as an ISO or is designated as a Non-Statutory Stock Option notwithstanding that it may otherwise qualify as an ISO.

Non-Control Transaction shall have the meaning set forth in Section 15 of the Plan.

Option shall mean an option to purchase Common Stock pursuant to the Plan.

Parent shall mean General Dynamics Corporation (and any successor thereto).

Participant shall mean any individual who has an outstanding Award pursuant to the Plan.

Participation Unit shall mean an Award of an unfunded obligation of the Company that has a value derived from or related to the value of Common Stock, including but not limited to a stock appreciation right, phantom stock unit or restricted stock unit, that is payable in cash or Common Stock, or any combination thereof, as may be specified pursuant to the Award.

Person for purposes of Section 15 only shall have the meaning used in Sections 13(d) or 14(d) of the Act, and will include any “group” as such term is used in such sections.

Plan shall mean the General Dynamics Corporation Equity Compensation Plan as set forth herein and as may be amended from time to time.

Purchase Price shall mean the price for which a share of Common Stock may be purchased pursuant to an Option as determined by the Committee, provided that such amount will not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Grant Date of the Option.

Repriced shall have the meaning set forth in Section 10 of the Plan.

Restricted Stock shall mean shares of Common Stock subject to such restrictions determined pursuant to the Plan.

Subcommittee shall mean a subcommittee of the Committee that may be created to comply with the performance-based compensation provisions of Code Section 162(m) and as set forth in Section 13 of the Plan.

Subject Person shall have the meaning set forth in Section 15 of the Plan.

Subsidiary shall mean any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Parent, and any other business venture designated by the Committee in which the Parent has a significant interest; provided, that, for purposes of Section 15 regarding Change in Control, “subsidiary” shall have the meaning as set forth in Section 15 of the Plan.

Surviving Corporation shall have the meaning set forth in Section 15 of the Plan.

Transaction shall have the meaning set forth in Section 14 of the Plan.

13G Filer shall have the meaning set forth in Section 15 of the Plan.

(b)	Construction. Unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

4.	Eligibility.

Any officer or employee of the Company is eligible for selection by the Committee for an Award under this Plan. Awards to Non-Employee Directors may be granted pursuant to Section 12 of the Plan.

5.	Awards.

The Committee shall determine the amounts and types of the Awards and the terms and conditions of such Awards, consistent with the terms of this Plan. Awards may be made in Common Stock, Options, Restricted Stock, Participation Units, or in any combination thereof. If any Award is settled in cash that is to be paid on a deferred basis, the Participant may be entitled, on terms and conditions as the Committee may determine, to be paid interest on the unpaid amount.

Except as otherwise provided by the Committee, and to the extent permitted pursuant to applicable rules of the national securities exchange or such other market on which Common Stock is principally traded and the Committee charter, the chairperson of the Committee may make Awards on behalf of the Committee to any Participant, other than a Participant subject to Section 16 of the Act or a Participant who is a “covered employee” under Code Section 162(m)(3) (or any successor provision thereto).

6.	Common Stock Available for Awards Pursuant to the Plan.

Subject to adjustment pursuant to Section 14 of the Plan, the maximum number of shares of Common Stock available for grant of Awards (including the shares underlying Options, Restricted Stock and Participation Units) pursuant to the Plan is 18,000,000. The maximum number of shares available for grants of Restricted Stock and Participation Units pursuant to the Plan is 5,000,000. The shares of Common Stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. Shares of Common Stock subject to an Award that expire unexercised, or that are forfeited, terminated or canceled (in whole or in part), shall thereafter again be available for grant pursuant to the Plan, except as otherwise provided by the Committee. To the extent any shares of Common Stock covered by an Award are not issued to a Participant or Beneficiary because instead such shares are used to satisfy the applicable tax withholding obligation or to pay the purchase price of any Option or other Award or to the extent unrestricted shares of Common Stock (provided that any such shares must have been held by the

Participant or Beneficiary for at least six months at the time of exercise or such other period as determined by the Committee if acquired from the Company) are delivered by a Participant or Beneficiary to satisfy such obligations, then any such withheld or delivered shares shall be available for grant pursuant to the Plan, except as otherwise provided by the Committee.

7.	Performance Goals.

Awards may be based on the attainment by the Participant, Company or any Company business unit over a specified period of time, of performance goals pre-established by the Committee (or Subcommittee, as applicable), based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles, as applicable): (a) market price of Common Stock, (b) earnings per share of Common Stock, (c) net income or profit (before or after taxes), (d) return on total stockholder equity, (e) return of stockholders’ equity, (f) cash flow, (g) cumulative return on net assets employed, (h) earnings before interest, taxes, depreciation and amortization, (i) sales or revenues, (j) return on assets, capital or investment, (k) market share, (l) cost reduction goals, (m) budget comparisons, (n) implementation or completion of specified projects or processes, (o) the formation of joint ventures, research or development collaborations, or the completion of other transactions, or (p) any combination of any of the foregoing. To the extent permitted under Code Section 162(m) (including, without limitation, compliance with any of the requirements for stockholder approval) and prior to an Award being granted, the Subcommittee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria.

Notwithstanding any other provision of the Plan, no one Participant, in any calendar year, shall be granted an Award with respect to more than:

(y)	500,000 shares of Common Stock pursuant to an award of unrestricted shares of Common Stock or pursuant to an Option; and

(z)	100,000 shares of Restricted Stock or Participation Units with a value greater than 100,000 shares of Common Stock.

The limitations set forth in this section shall be subject to adjustment as provided in Section 14, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as qualifying under the performance-based compensation provisions of Code Section 162(m) and the regulations promulgated thereunder.

8.	Common Stock Awards. The Committee may grant unrestricted shares of Common Stock on such terms and conditions, not inconsistent with this Plan, as the Committee may determine.

9.	Restricted Stock Awards.

(a)	General. The Committee may grant Restricted Stock, on such terms and conditions, not inconsistent with this Plan, as the Committee may determine. Restricted Stock represents an Award made in Common Stock in which the shares granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated except upon passage of time, or upon satisfaction of performance goals or other conditions, or a combination thereof, in every case pursuant to such terms and conditions as may be provided by the Committee.

(b)	Terms and Conditions. Restricted Stock Awards may not vest sooner than three years from the original Grant Date (other than shares of Common Stock granted as an adjustment pursuant to a performance-based formula), provided that Restricted Stock may vest earlier upon a Change in Control and the Committee may impose a shorter period (a) in connection with any corporate divestiture or acquisition affecting a Participant’s employment with the Company, (b) in the case of any special agreement, award, or situation with respect to any individual Participant, or (c) in connection with such other events or circumstances as the Committee may determine from time to time. Subject to the restrictions set forth in this Section 9, each Participant who receives Restricted Stock shall have all rights as a stockholder with respect to such shares, including the right to vote the shares and receive dividends or dividend equivalents and other distributions thereon. Restricted Stock shares may be held by the Company until all restrictions lapse and shall be subject to a legend describing applicable restrictions as provided by the Committee from time to time. The rights of Restricted Stock as set forth in this Section 9 are contingent upon such shares having not been forfeited. Unless otherwise provided by the Committee, any Award of Restricted Stock of a Participant who terminates employment with the Company for any reason (prior to the time the related shares cease to be Restricted Stock) shall be forfeited without further action by the Committee. The treatment of Awards of Restricted Stock of a Participant whose employment is terminated as a result of retirement, death, disability, divestiture or discontinued operations or layoff will be governed by the policies established by the Committee with respect to these various termination categories.

10.	Option Awards.

(a)	Type of Options. The Committee may grant Options in the form of ISOs, Non-Statutory Stock Options, or any combination thereof, on such terms and conditions, not inconsistent with this Plan, as the Committee may determine. Each Award of Options shall identify whether the Options are intended to be ISOs or Non-Statutory Stock Options. If an Award is not designated as either ISOs or Non-Statutory Stock Options, then such Award shall be deemed to be Non-Statutory Stock Options.

(b)	ISO Limitations. For ISOs granted under the Plan, the aggregate Fair Market Value (determined as of the Grant Date) of the number of shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company shall not exceed $100,000, or such other maximum amount then applicable under Code Section 422. Any Option or a portion thereof that is designated as an ISO that for any reason fails to meet the requirements of an ISO shall be treated hereunder as a Non-Statutory Stock Option. No ISO may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10 percent of the total combined voting power of all classes of Common Stock of the Company unless (i) the exercise price of such ISO is at least 110 percent of the Fair Market Value of a share of Common Stock at the time such ISO is granted and (ii) such ISO is not exercisable after the expiration of five years from the date it is granted.

(c)	Terms and Conditions. The Committee shall determine all terms and conditions of the Options, provided that the following terms and conditions shall apply to all Options:

(i)	Options may not be exercised after five years have elapsed from the Grant Date;

(ii)	Unless otherwise provided by the Committee, any Option held by a Participant who terminates employment (or service as a Non-Employee Director) with the Company shall be immediately forfeited without further action by the Committee. The treatment of Options of a Participant whose employment terminates as a result of retirement, death, disability, divestiture or discontinued operations or layoff will be governed by the policies established by the Committee with respect to these various termination categories.

(iii)	Except as provided by the Committee, Options shall not be transferable other than (A) by the Participant’s last will and testament or (B) by the applicable laws of descent and distribution. During the lifetime of the Participant, an Option may be exercisable only by the Participant or his or her personal representative.

(iv)	Options shall not contain any provision entitling a Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(v)	Options shall not be repriced subsequent to their Grant Date without the approval of the Company’s stockholders. For these purposes, “repriced” shall mean any of the following or any other action that has the same effect as (A) lowering the Purchase Price of an Option after it has been granted, (B) any other action that is treated as a repricing under generally accepted accounting principles, or (C) canceling an Option at a time when the Purchase Price exceeds the Fair Market Value of Common Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a Transaction; provided, however, that any adjustments undertaken pursuant to Section 14 or any other applicable section of the Plan shall not be deemed to give rise to any such repricing.

(d)	Option Exercises. The Purchase Price of shares purchased upon the exercise of any Option shall be paid (i) in full in cash (including check or wire transfer), (ii) in whole or in part (in combination with cash) in full shares of unrestricted Common Stock owned by the Participant (for at least six months or such other period as determined by the Committee if acquired from the Company) and valued at their Fair Market Value on the date of exercise, (iii) by cashless exercise in any manner as may be permitted by the Committee from time to time, or (iv) such other method as may be permitted by the Committee from time to time.

11.	Participation Units. The Committee may grant Participation Units, on such terms and conditions, not inconsistent with the Plan, as the Committee may determine.

12.	Awards to Non-Employee Directors.

(a)	Awards. Awards to Non-Employee Directors may be made at the recommendation of the Committee, subject to final approval of the Board and Section 7, in such amounts as it shall determine in Common Stock, Options, Restricted Stock, Participation Units, or any combination thereof.

(b)	Retainers and Fees. Upon terms and conditions as may be established by the Committee, each Non-Employee Director may elect to have all or part of his or her annual retainer paid in Common Stock under the Plan.

13.	Plan Administration.

(a)	Committee. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or as it deems necessary or advisable in administration of the Plan, including without limitation, (i) the authority to grant Awards; (ii) to determine the individuals to whom and the time or times at which Awards shall be granted; (iii) to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) to determine whether, to what extent, and under what circumstances and the manner in which an Award may be settled, cancelled, forfeited, exchanged or surrendered; (v) to construe and interpret the Plan and any Award; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan, including but not limited to, rules and regulations relating to leaves of absence and changes from an employee to a service provider or consultant; and (vii) to make all other determinations deemed necessary or advisable for the administration and implementation of the Plan. The determination of the Committee on these matters shall be final and conclusive and binding on the Company and all Participants and Beneficiaries. Any authority, power or right of the Committee pursuant to the Plan may also be exercised by the Board.

(b)	Delegation. Except to the extent prohibited by applicable law, the applicable rules of the national securities exchange or such other market on which the Common Stock is principally traded or Code Section 162(m) with respect to Awards intended to comply with the performance-based compensation rules thereof, the Committee has the authority to delegate any of its powers under the Plan (including, without limitation, its power to administer claims and appeals) to any other individual(s). Any delegation shall include the same sole discretionary and final authority that the Committee has hereunder, and any decisions, actions or interpretations made by any delegate shall have the same ultimate binding effect as if made by the Committee. Any such allocation or delegation may be limited or revoked by the Committee at any time.

(c)	Code Section 162(m) Subcommittee. Notwithstanding the foregoing paragraph, the Committee has the authority to designate, if necessary, a Subcommittee to administer the Plan with respect to persons subject to the deduction limitation of Code Section 162(m). If a Subcommittee is designated, the Subcommittee shall be composed of two or more members of the Committee appointed by the Board, all of whom shall be “outside directors” as that term is used in Code Section 162(m). With respect to such persons subject to Code Section 162(m), the Subcommittee shall have all of the powers, rights, and duties granted to the Committee under this Plan.

14.	Adjustments and Reorganizations.

(a)

Adjustment for Change in Capitalization.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), re-capitalization, Common Stock split, reverse Common Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, makes an adjustment appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee may make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Common Stock issued, issuable or referenced in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; and (iv) the maximum number of shares of Common Stock subject to Awards which may be awarded to any Participant during any tax year of the Company; provided, that, with respect to ISOs, any such adjustment shall be made in accordance with Code Section 424.

(b)	Adjustment for Change or Exchange of Shares for Other Consideration. In the event the outstanding shares of Common Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a re-capitalization, reclassification, merger, consolidation, combination or similar transaction (a “Transaction”), then, unless otherwise determined by the Committee, (i) each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Common Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such Transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such Transaction is not the same for each outstanding share, including as a result of an election given to stockholders, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable shall be the kind and amount so receivable per share as determined by the Committee, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be practicable, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, (ii) Restricted Stock shall be changed or exchanged into such other class of shares of capital stock or cash, securities or other property as Common Stock was changed or exchanged, subject to equivalent terms and conditions, provided that such Award shall continue to be subject to applicable restrictions, vesting provisions and other terms and conditions of the Award, unless otherwise determined by the Committee, and (iii) each Award of Participation Units shall reference or represent, as the case may be, the number and/or kind of shares of capital stock, and/or the amount of cash, securities or other property, into which the number of shares of Common Stock covered by the Award would have been changed or exchanged, provided that such Award shall continue to be subject to applicable restrictions, vesting provisions and other terms and conditions of the Award, unless otherwise determined by the Committee.

15.	Change in Control.

Unless the applicable Award provides otherwise, in the event of a Change in Control, (a) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Award shall lapse and such Awards shall be deemed fully vested, and any performance goals imposed with respect to such Awards shall be deemed to be fully achieved. The Committee may also accord to any Participant a right to refuse to have any of the actions that the Committee may take otherwise as described in (a) and (b) above, whether pursuant to the Award or otherwise, in such circumstances as the Committee may approve.

“Change in Control” means any of the following events:

(a)

An acquisition (other than directly from the Parent) of any voting securities of the Parent by any Person (as hereinafter defined) immediately after such acquisition is the Beneficial Owner (as hereinafter defined) of forty percent (40%) or more of the combined voting power of the Parent’s then outstanding voting securities; provided that in determining whether a Change in Control has occurred, voting securities which are acquired by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Parent or any subsidiary of the Parent, (ii) the Parent or any subsidiary of the Parent, (iii) any Person that, pursuant to Rule 13d-1 promulgated under the Act, is permitted to, and actually does, report its Beneficial Ownership of voting securities of the Parent on Schedule 13G (or any successor schedule) (a “13G Filer”) (provided that, if any 13G Filer subsequently becomes required to or does report its Beneficial Ownership of voting securities of the Parent on Schedule 13D (or any successor schedule) then such Person shall be deemed to have first acquired, on the first date on which such Person becomes required to or does so file, Beneficial Ownership of all voting securities of the Parent Beneficially Owned by it on such date), (iv) any Person in connection with a Non-Control Transaction (as hereinafter defined), or (v) any acquisition by an underwriter temporarily holding securities of the Parent pursuant to an offering of such securities, will not constitute an acquisition which results in a Change in Control;

(b)	Consummation of:

(i)	a merger, consolidation or reorganization involving the Parent, or any direct or indirect subsidiary of the Parent, unless:

(A)	the stockholders of the Parent immediately before such merger, consolidation or reorganization will own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) or any parent thereof in substantially the same proportion as their ownership of the voting securities of the Parent immediately before such merger, consolidation or reorganization;

(B)	the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute a majority of the members of the board of directors of the Surviving Corporation (or parent thereof); and

(C)	no Person (other than the Parent, any subsidiary of the Parent, any employee benefit plan (or any trust forming a part thereof) maintained by the Parent, any Schedule 13G Filer, the Surviving Corporation, any subsidiary or parent of the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization, was the Beneficial Owner of forty percent (40%) or more of the then outstanding voting securities of the Company) is the Beneficial Owner of forty percent (40%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

A transaction described in clauses (A) through (C) above is referred to herein as a “Non-Control Transaction.”

(ii)	the complete liquidation or dissolution of the Parent; or

(iii)	a sale or other disposition of all or substantially all of the assets of the Parent to an entity (other than to an entity (A) of which at least fifty percent (50%) of the combined voting power of the outstanding voting securities are owned, directly or indirectly, by stockholders of the Parent in substantially the same proportion as their ownership of the voting securities of the Parent, (B) a majority of the board of directors of which consists of the individuals who were members of the Board immediately prior to the execution of the agreement providing for such sale or disposition, and (C) of which no Person (other than the Parent, any subsidiary of the Parent, any employee benefit plan (or any trust forming a part thereof) maintained by the Parent or any of its subsidiaries, any Schedule 13G Filer, the Surviving Corporation, any subsidiary or parent of the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization, was the Beneficial Owner of forty percent (40%) or more of the then outstanding voting securities of the Parent) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the entity’s outstanding voting securities.

(c)	Individuals who, as of the date of adoption of the Plan, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the adoption of the Plan whose election, or nomination for election by Parent stockholders, was approved by a vote of two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, unless any such individual’s initial assumption of office occurs as a result of either an actual or threatened election contest (including, but not limited to, a consent solicitation).

(d)	Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any Person (a “Subject Person”) acquires Beneficial Ownership of more than the permitted amount of the outstanding voting securities of the Parent as a result of the acquisition of voting securities by the Parent which, by reducing the number of voting securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, then a Change in Control shall be deemed to occur on the date the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person.

For purposes of the definition of Change in Control in this Section 15, “subsidiary” means any corporation with respect to which another specified corporation has the power under ordinary circumstances to vote or direct the voting of sufficient securities to elect a majority of the directors.

16.	Tax Withholding.

Whenever the Parent issues Common Stock under the Plan (including without limitation Restricted Stock to the extent taxable), the Parent may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local (including foreign jurisdictions) tax withholding requirements prior to the delivery of such Common Stock, or, in the discretion of the Committee, the Parent may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of the minimum statutorily required tax withholding requirements. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit a Participant to deliver unrestricted shares of Common Stock (owned by the Participant for at least six months or such other period as determined by the Committee if acquired from the Company) to be used to satisfy minimum statutorily required tax withholding based on the Fair Market Value of any such shares of Common Stock on the date the amount of tax to be withheld is determined. Any cash paid pursuant to the Plan is subject to all applicable tax withholding.

17.	Expenses.

The expenses of administering the Plan shall be borne by the Company.

18.	Termination, Amendment and Changes to Outstanding Awards.

The Committee may at any time suspend the operation of, terminate or amend the Plan or any Award thereunder, provided that no termination, modification, suspension, or amendment shall adversely impair the rights of any Participant pursuant to an outstanding Award without the consent of the Participant. Notwithstanding the foregoing, the Committee may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or other applicable law. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in the Plan.

19.	Other Actions.

Nothing contained in the Plan shall be deemed to preclude other compensation plans which may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Parent (a) to award options to acquire shares of Common Stock otherwise than under the Plan to an employee or other person, firm, corporation, or association, or (b) to award options to acquire shares of Common Stock, or assume the option of, any person in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business and assets (in whole or in part) of any person, firm, corporation, or association.

20.	Foreign Jurisdictions.

The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction, to Participants who are subject to such laws and who receive Awards under the Plan.

21.	Applicable Law.

The validity, construction, interpretation, administration and effect of the Plan, and its rules and regulations, and rights relating to the Plan and to Awards granted pursuant to the Plan, shall be governed by the substantive laws of the State of Delaware, without giving effect to any law that would cause the laws of any other jurisdiction other than the State of Delaware to be applied.

22.	Miscellaneous.

(a)	Limitation of Participant Rights. No Participant or Beneficiary shall have any right to an Award or a benefit under the Plan except in accordance with the terms of the Plan and any related documents. Establishment of the Plan and/or receipt of an Award shall not be construed to give any Participant the right to be retained in the service of the Company. No holder of an Option will have any rights to dividends or other rights of a stockholder with respect to the shares subject thereto prior to the purchase of such shares upon exercise of the Option pursuant to the terms thereof. Participation Unit Award holders shall have no rights to dividends or any other rights of a stockholder.

(b)	Limitation of Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Company, the Board, the Committee or any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan and any Award hereunder.

(c)	Treatment for other Compensation Purposes. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.

(d)	Distribution only in Compliance with Applicable Law. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended, and the regulations promulgated thereunder), and the applicable requirements of any securities exchange or similar entity.

(e)	Share Issuance on a Non-Certificate Basis. To the extent that the Committee provides for the issuance of shares of Common Stock or Restricted Stock, the issuance may be affected on a non-certificated basis, subject to applicable law or the applicable rules of any stock exchange.

(f)	Fractional Shares. Any fractional shares underlying an Award shall be rounded to the nearest whole number (without any payment in respect of any rounding down).

(g)	Grants to Employees of Acquired Entities. Notwithstanding any other provision to the contrary, if the Company acquires an entity which has issued and outstanding stock options or other rights, the Committee may substitute an appropriate number of Awards under this Plan for options or rights of such entity, including options to acquire stock at less than 100% of the fair market price of the stock at the time of grant, as determined by the Committee.

23.	Notices.

All notices to the Parent regarding the Plan shall be in writing, effective as of actual receipt by the Parent, and shall be sent to:

General Dynamics Corporation

3190 Fairview Park Drive

Falls Church, Virginia 22042

Attention: Corporate Secretary

The Committee may change the address to which notices under the Plan are sent provided such address is communicated to Participants and Beneficiaries.

GENERAL DYNAMICS

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8641
EDISON, NJ 08818-8641

General Dynamics Corporation encourages you to take advantage of one of the convenient ways by which you can vote your shares for matters to be covered at the 2004 Annual Meeting of Shareholders. You can vote your shares electronically through the Internet or by telephone, which eliminates the need to return the proxy card. If you do not wish to vote through the Internet or by telephone, you can vote by mail by following the instructions below on the proxy card.

                              VOTER CONTROL NUMBER
                ------------------------------------------------

                ------------------------------------------------
                Your vote is important. Please vote immediately.

Vote-by-Internet

1. Log on to the Internet and go to
   http://www.eproxyvote.com/gd

2. Enter the Voter Control Number printed in the box above
   and follow the specified instructions.

                       OR

Vote-by-Telephone

1. On a touch-tone telephone, call toll-free 1-877-PRX-VOTE
  (1-877-779-8683). Outside the U.S. call 1-201-536-8073

2. Enter the Voter Control Number printed in the box above
   and follow the recorded instructions.

             THE INTERNET AND TELEPHONE VOTING FACILITIES CLOSE AT
                    11:59 P.M. EASTERN TIME ON MAY 4, 2004.

                 If you vote over the Internet or by telephone,
                      please do not mail your proxy card.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------

      Please mark                                                           3515
[X]   votes as in
      this example.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                                           ---
                                 ITEMS 1 AND 2.

                   FOR     WITHHELD
1. Election of     [ ]       [ ]
   Directors
   (See reverse)

   For, except vote withheld for the following nominee(s):

[_]__________________________________________________________________________

                     FOR  AGAINST  ABSTAIN
2. Approval of       [ ]    [ ]      [ ]
   the Equity
   Compensation
   Plan

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             AGAINST ITEMS 3 AND 4.
                             -------

                       FOR   AGAINST   ABSTAIN
  3. Shareholder       [ ]     [ ]       [ ]
     proposal with
     regard to
     Poison Pills

  4. Shareholder       [ ]     [ ]       [ ]
     proposal with
     regard to Foreign
     Military Sales

  I WILL BE ATTENDING THE MEETING        [ ]
  AND REQUEST AN ADMISSION CARD.

  TO VOTE BY MAIL, PLEASE COMPLETE, SIGN AND DATE
  YOUR PROXY CARD AND RETURN IT IN THE POSTAGE-PAID
  ENVELOPE PROVIDED.

SIGNATURE(S)_____________________________________________ DATE _______________

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH
      SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN
      OR IN ANY REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE AS SUCH.

                                General Dynamics

                              DIRECT DEPOSIT NOTICE

General Dynamics Corporation and EquiServe remind you of the opportunity to have your quarterly dividends electronically deposited into your checking or savings account. Direct deposit's main benefit to you is knowing that your dividends are in your account on the payable date.

                        A TOLL-FREE TELEPHONE NUMBER FOR
                  SHAREHOLDERS OF GENERAL DYNAMICS CORPORATION

            Telephone inquiries regarding your stock should be made to
         EquiServe's automated Toll-Free Telephone Response Center at:

                                 1-800-519-3111

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------

                            GENERAL DYNAMICS CORPORATION

P              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 5, 2004
                     THIS PROXY IS SOLICITED ON BEHALF OF THE
R                     BOARD OF DIRECTORS OF THE CORPORATION

O   The undersigned hereby appoints NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and
    DAVID A. SAVNER, and each of them, as proxy or proxies, with the full power
X   of substitution, to vote all shares of Common Stock, par value $1.00 per share, of GENERAL DYNAMICS CORPORATION, a Delaware corporation, that the
Y   undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the annual meeting, all as more fully described in the Proxy Statement for the 2004 Annual Meeting of Shareholders.

    1. Director Nominees:
       (01) N.D. Chabraja, (02) J.S. Crown, (03) L. Crown, (04) W.P. Fricks,
       (05) C.H. Goodman, (06) J.L. Johnson, (07) G.A. Joulwan,
       (08) P.G. Kaminski, (09) J.M. Keane, (10) L.L. Lyles,
       (11) C.E. Mundy, Jr. and (12) R. Walmsley

    THIS PROXY WHEN PROPERLY EXECUTED AND TIMELY RETURNED WILL BE VOTED IN THE
    MANNER DIRECTED HEREIN. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE
    THE MEETING, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES
    NAMED ON THE FACE OF THIS CARD AS DESCRIBED IN THE ACCOMPANYING PROXY
    STATEMENT. IF THIS PROXY IS PROPERLY EXECUTED AND TIMELY RETURNED BUT NO
    DIRECTION IS MADE HEREON, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2 AND
    AGAINST PROPOSALS 3 AND 4.

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                                                                        SIDE
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